SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant     ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement.	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive proxy statement.
☒ Definitive additional materials.
☐ Soliciting material under Rule 14a-12.

AGL RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

PAULA ROSPUT REYNOLDS

Chairman, President and Chief Executive Officer

March 14, 2005

To: Our Shareholders

On behalf of the Board of Directors, I am pleased to invite you to attend AGL Resources’ annual meeting of shareholders to be held on Wednesday, April 27, 2005, at our corporate headquarters at Ten Peachtree Place, Atlanta, Georgia. The meeting will start at 10:00 a.m., local time. A map with directions is enclosed. If you plan to attend the meeting in person, please bring the attached admission ticket with you.

The following items of business will be considered at the meeting: 1) the election of five directors; 2) the approval of an amendment to our articles of incorporation; 3) the approval of our Amended and Restated Employee Stock Purchase Plan; 4) the ratification of the selection of our independent auditor; and 5) such other business as may properly come before the annual meeting of shareholders. During the meeting, we will discuss our efforts and achievements in 2004. We will also update shareholders on our business plans for 2005. Our directors, officers and other employees will be available to answer any questions you may have.

Your vote is very important to us. Regardless of the number of shares you own, please vote. All shareholders can vote by written proxy or vote instruction card. Shareholders of record and shareholders whose shares are held in “street name” (in the name of a broker or bank) also can vote by proxy via the internet (http://www.eproxyvote.com/atg) or by telephone (toll-free at 1-877-779-8683). All shareholders other than those who hold their shares in street name or through our 401(k) plan can attend and vote their shares at the meeting. Shareholders who hold their shares in street name can vote their shares at the meeting if they obtain a proxy card from their street name nominee. These various options for voting are described on the enclosed proxy card.

Again, thank you for your ongoing ownership and support. We look forward to seeing you at our annual meeting.

Sincerely,

Paula Rosput Reynolds

Page
Notice of Annual Meeting of Shareholders	2
Proxy Statement
About the Annual Meeting	3
Share Ownership	7
PROPOSAL 1—ELECTION OF DIRECTORS	9
Corporate Governance	13
Audit Committee Report	17
Compensation and Management Development Committee Report	18
Compensation and Management Development Committee Interlocks and Insider Participation	24
Director Compensation	25
Executive Compensation	27
Certain Relationships and Related Transactions	34
Stock Performance Graph	35
Section 16(a) Beneficial Ownership Reporting Compliance	36
PROPOSAL 2—APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO CLARIFY THE LENGTH OF THE INITIAL TERM A NEW BOARD MEMBER MAY SERVE WHEN APPOINTED BY THE BOARD OF DIRECTORS TO FILL A VACANCY CAUSED BY A NEWLY CREATED DIRECTORSHIP	37
PROPOSAL 3—APPROVAL OF OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN	38

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR 2005	41
General Information	43
Annexes
Annex A - Standards for Determining Director Independence	A-1
Annex B - Audit Committee Charter	B-1
Annex C - Proposed Amendment to Articles of Incorporation	C-1
Annex D - Amended and Restated Employee Stock Purchase Plan	D-1

A copy of our 2004 annual report, which includes financial statements, is being mailed with this proxy statement. You may receive a copy of our annual report on Form 10-K free of charge upon written request directed to:

AGL Resources Inc. Shareholder Relations

P.O. Box 4569, Location 1071

Atlanta, Georgia 30302-4569

Telephone: (404) 584-4414

Financial reports, as well as the annual report on Form 10-K, also may be accessed on our web site at www.aglresources.com or through our toll-free interactive shareholder information line at:

1-877-ATG-NYSE (1-877-284-6973)

Ten Peachtree Place

Atlanta, Georgia 30309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., local time, Wednesday, April 27, 2005

Place:	Ten Peachtree Place, Atlanta, Georgia

Items of Business:

—     Elect five directors, one to serve until the 2007 annual meeting and four to serve until the 2008 annual meeting.

—     Approve the adoption of an amendment to our articles of incorporation to clarify the length of the initial term a board member may serve when appointed by the board of directors to fill a vacancy.

—     Approve the AGL Resources Inc. Amended and Restated Employee Stock Purchase Plan

—     Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2005.

—     Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You can vote if you owned shares of our common stock at the close of business on February 18, 2005 (the record date).

Proxy Voting:	Your vote is important. Please vote in one of these ways:

—     use the toll-free telephone number shown on the enclosed proxy or vote instruction card;

—     visit the web site listed on your proxy or vote instruction card;

—     mark, sign, date and promptly return the enclosed proxy or vote instruction card in the postage-paid envelope; or

—     attend the meeting and vote in person if you are a shareholder of record or a street name holder who has obtained a proxy card from your street name nominee.

Annual Report:	A copy of our 2004 annual report, which contains financial and other information about our business, is enclosed.

Date of Mailing:	This notice and the accompanying proxy statement, together with the 2004 annual report, are first being mailed to shareholders on or about March 21, 2005.

By Order of the Board of Directors,

Myra J. Coleman Corporate Secretary

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

What will I be voting on?

You will be voting on:

•	the election of five directors, one of whom will serve until the 2007 annual meeting and four of whom will serve until the 2008 annual meeting;

•	the approval of the adoption of an amendment to our articles of incorporation to clarify the length of the initial term a board member may serve when appointed by the board of directors to fill a vacancy;

•	the approval of the AGL Resources Inc. Amended and Restated Employee Stock Purchase Plan;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2005; and

•	such other business as may properly come before the annual meeting or any adjournments.

Who is soliciting my vote?

The board of directors of AGL Resources is soliciting your vote for all shares of AGL Resources common stock that you own.

How does the board recommend I vote on the proposals?

The board of directors recommends you vote “FOR” each of the four specific proposals listed above.

How do I vote?

There are four different ways you may cast your vote. You can vote by:

•	telephone, using the toll-free telephone number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a broker or a bank);

•	the internet, at the address provided on your proxy or vote instruction card;

•	marking, signing and dating your proxy card or vote instruction card and mailing it in the enclosed postage-paid envelope; or

•	attending the meeting, if your shares are registered directly on the books kept by our transfer agent and are not held as 401(k) plan shares or through a broker, bank or other nominee. If you want to vote in person at the annual meeting and your shares are held through a broker, bank or other nominee (that is, in “street name”), you must obtain a proxy from your street name nominee and bring that proxy to the meeting.

For AGL Resources 401(k) plan participants: If you participate in the AGL Resources Inc. Retirement Savings Plus Plan, or “RSP Plan,” only the trustee can vote your plan shares even if you attend the annual meeting in person. Your telephone, internet or proxy vote will serve as voting instructions to the trustee of the RSP Plan.

Can I revoke my proxy?

Yes. You may revoke your proxy at any time before the annual meeting by timely voting again by telephone or via the internet or by timely signing and returning another proxy or vote instruction card with a later date. Shareholders of record and street name holders who have obtained a proxy card from their street name nominee also may attend the meeting and vote in person. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy or vote instruction card not be used.

What if I don’t specify my choices when returning my proxy or vote instruction card?

If you return a signed and dated proxy or vote instruction card without indicating your vote, your shares will be voted “FOR” each of the four proposals specified in the notice of the meeting except for with respect to “broker non-votes” as described further below.

If you hold AGL Resources shares through the RSP Plan and (1) you do not return the proxy card for those plan shares and do not vote by telephone or via the internet or (2) you return the proxy card but do not properly sign or date it or specify how you want your plan shares voted, the trustee, upon instruction from the Administrative Committee of the RSP Plan, will vote your plan shares “FOR” each of the four proposals specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

Can my shares be voted if I don’t submit any voting instructions and don’t attend the annual meeting?

If your AGL Resources shares are registered in your name on the books kept by our transfer agent and you do not return a signed proxy or vote instruction card and do not vote by telephone or via the internet, your shares will not be voted.

If your AGL Resources shares are held in street name and you do not submit any voting instructions, your brokerage firm or bank, under certain circumstances, may vote your shares. We believe that under applicable stock exchange rules, brokerage firms and banks will be able to vote their customers’ unvoted shares with regard to the proposals to elect directors, amend the articles of incorporation and ratify the selection of the independent auditor but not with regard to approve the Amended and Restated Employee Stock Purchase Plan. When brokerage firms and banks are not permitted to vote their customers’ unvoted shares, the affected shares are referred to as “broker non-votes.”

How many shares can vote?

As of February 18, 2005 (the record date), 76,996,757 shares of common stock of AGL Resources were outstanding and entitled to vote at the annual meeting. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes. You are entitled to one vote for each share of AGL Resources common stock you owned on the record date.

How many votes must be present to hold the annual meeting?

A majority of the 76,996,757 shares of AGL Resources common stock outstanding on the record date, including the shares issued to the grantor trusts, must be present, either in person or represented by proxy, to conduct the annual meeting.

How many votes are needed to elect directors?

Directors are elected by a plurality of the total number of votes cast, which means the five nominees who receive the largest number of properly cast votes will be elected as directors.

What if I vote “withhold authority” to elect directors?

In voting for the election of directors, a vote to “withhold authority” for the election of one or more director nominees will be counted for quorum purposes but will not be counted in determining the number of votes cast and therefore will not affect the outcome.

How many votes are required to adopt the proposed amendment to the articles of incorporation?

The adoption of the amendment to our articles of incorporation to clarify the length of the initial term a new board member may serve when appointed by the board of directors to fill a vacancy caused by a newly created directorship requires the approval of a majority of the outstanding shares of common stock.

How many votes are required to approve the AGL Resources Inc. Amended and Restated Employee Stock Purchase Plan?

The approval of our Amended and Restated Employee Stock Purchase Plan requires a majority of the votes cast on the proposal, provided that the total votes cast on the proposal constitute a majority of the outstanding shares of common stock.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor requires the votes cast “for” to exceed the votes cast “against” the proposal.

How will abstentions and broker non-votes be treated?

Abstentions will be treated as shares present and entitled to vote for quorum purposes. Abstentions will be counted as votes “against” the adoption of the proposed amendment to our articles of incorporation (Proposal 2) and “against” the approval of our Amended and Restated Employee Stock Purchase Plan (Proposal 3) but will not be counted as votes “for” or “against,” and therefore will not affect the outcome of, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor (Proposal 4).

Absent instructions from you, your broker may not vote your shares on the approval of our Amended and Restated Employee Stock Purchase Plan (Proposal 3). Broker non-votes will be counted for the purpose of establishing a quorum. Broker non-votes will have the same effect as votes “against” Proposal 3 unless holders of a majority of our outstanding shares of common stock vote on the proposal, in which case broker non-votes will not have any effect on the approval of Proposal 3.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If a matter that is not listed on the proxy or voting instruction card is properly brought before the annual meeting in accordance with Section 1.2 of our bylaws, the proxies will vote in accordance with their judgment of what is in the best interest of the Company, based on the discretionary voting authority conferred on them by the voting instructions.

Who will count the vote?

Representatives of EquiServe Trust Company, N.A., our transfer and shareholder services agent, will count the votes and act as inspector of elections.

Where and when will I be able to find the voting results?

AGL Resources will post the voting results on our web site at www.aglresources.com approximately two weeks after the annual meeting. You also can find the results in our Form 10-Q for the second quarter of 2005, which we will file with the Securities and Exchange Commission, or “SEC,” no later than August 9, 2005.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokerage firms, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. All communications concerning accounts for shareholders of record, including address changes, name changes, inquiries to transfer shares and similar issues, can be handled by making a toll-free call to EquiServe Trust Company, N.A.’s AGL Resources Shareholder Services number at 1-800-633-4236.

What do I need to bring with me if I want to attend the annual meeting?

The annual meeting is open to all holders of our common stock. To attend the annual meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission ticket is included inside the back of this proxy statement, and you will need to bring it with you to the meeting. If your shares are held in street name by your brokerage firm or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification. If you do not have either an admission ticket or proof that you own our common stock, you may not be admitted into the meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at a postponed or adjourned meeting, unless the board of directors fixes a new record date for the postponed or adjourned meeting, which the board is required to do if the postponement or adjournment is for more than 120 days. If the meeting is postponed or adjourned, you will still be able to change or revoke your proxy until it is voted.

When are shareholder proposals for the 2006 annual meeting due?

Our bylaws require shareholders to give advance notice of any shareholder nominations of directors and of any other matters shareholders wish to present for action at an annual meeting of shareholders. The required notice must be given within a prescribed time frame, which is calculated by reference to the date of the proxy statement relating to our most recent annual meeting. Accordingly, with respect to our 2006 annual meeting of shareholders, our bylaws require notice to be provided to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, GA 30302-4569 no later than November 15, 2005. If a shareholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the persons designated as proxies by the board of directors will have discretionary authority to vote, and the trustee of the RSP Plan will vote in accordance with the discretionary authority of the Administrative Committee of the RSP Plan, on any such proposal that may come before the meeting.

If you are interested in submitting a proposal for inclusion in the proxy statement for the annual meeting in 2006, you need to follow the procedures outlined in the SEC’s Rule 14a-8. To be eligible for inclusion, your shareholder proposal intended for inclusion in the proxy statement for the 2006 annual meeting of shareholders must be received no later than November 15, 2005 by our Corporate Secretary at the address above.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

Who pays the costs associated with this proxy solicitation?

AGL Resources pays the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid additional fees for those services. AGL Resources has hired Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist in the distribution and solicitation of proxies. We will pay Georgeson Shareholder Communications, Inc. approximately $25,000 plus reasonable out-of-pocket disbursements for those services.

SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of December 31, 2004 concerning the beneficial ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the Summary Compensation Table under the caption “Executive Compensation,” whom we refer to collectively as the “named executive officers,” and by all executive officers and directors as a group, based on information furnished by them to us. We are unaware of any person or group who beneficially owned more than 5% of our common stock as of December 31, 2004.

Beneficial ownership as reported in the table below has been determined in accordance with SEC regulations and includes shares of common stock which may be acquired within 60 days after December 31, 2004 upon the exercise of outstanding stock options but excludes shares and share equivalents held under deferral plans. See footnote (2) below. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown.

Name	Shares of Common Stock Beneficially Owned(1)	Shares and Share Equivalents Held Under Deferral Plans(2)	Total*
Thomas D. Bell, Jr.	4,434	—	4,434
Charles R. Crisp	4,559	—	4,559
Michael J. Durham	8,093	—	8,093
Arthur E. Johnson	8,234	8,541	16,775
Wyck A. Knox, Jr.	12,101	14,670	26,771
Dennis M. Love	10,296	14,016	24,312
D. Raymond Riddle(3)	18,163	17,416	35,579
Paula Rosput Reynolds(4)	276,255	4,331	280,586
James A. Rubright	9,012	9,066	18,078
Felker W. Ward, Jr.(5)	41,167	9,225	50,392
Bettina M. Whyte	1,009	495	1,504
Henry C. Wolf	3,090	542	3,632
Kevin P. Madden	66,237	1,951	68,188
Richard T. O’Brien	48,010	1,922	49,932
Melanie M. Platt	56,439	—	56,439
Paul R. Shlanta	93,896	—	93,896
All executive officers and directors as a group (16 persons)	660,995	82,175	743,170

* The shares shown represent beneficial ownership of less than 1% of our common stock.

Notes to Share Ownership Table

(1)	For the non-employee directors, the
shares shown include a total of 57,396 shares that may be acquired upon exercise of stock options granted under the Non-Employee Directors Equity Compensation Plan, which we refer to as the “Directors Plan,” as follows: Mr. Johnson – 7,173 shares; Mr. Knox – 9,625 shares; Mr. Love – 9,874 shares; Mr. Riddle – 12,854 shares; Mr. Rubright – 7,173 shares; and Mr. Ward – 10,697 shares.

For the named executive officers, the shares shown include a total of 388,397 shares that may be acquired upon exercise of stock options granted under the Long-Term Incentive Plan (1999), which we refer to as the “LTIP,” the Long-Term Stock Incentive Plan of 1990, which is the predecessor of the LTIP and which we refer to as the “LTSIP,” and the Officer Incentive Plan, which we refer to as the “OIP,” as follows: Ms. Reynolds – 216,427 shares; Mr. Madden – 38,293 shares; Mr. O’Brien – 16,670 shares; Ms. Platt – 40,814 shares; and Mr. Shlanta – 76,193 shares.

For all executive officers and directors as a group, the shares shown include an aggregate of 445,793 shares that may be acquired upon the exercise of stock options granted under the Directors Plan, the LTIP, the LTSIP and the OIP.

(2)	Represents shares of AGL Resources common stock, AGL Resources common stock equivalents and accrued dividend credits held, for non-employee directors, under the 1998 Common Stock Equivalent Plan for Non-Employee Directors and, for the named executive officers, under the AGL Resources Inc. Nonqualified Savings Plan. The common stock equivalents track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

(3)	Includes 1,600 shares held by Mr. Riddle in trust.

(4)	Includes 550 shares held by Ms. Reynolds’ father who resides in the same household as Ms. Reynolds and 425 shares held by Ms. Reynolds’ husband. Ms. Reynolds disclaims beneficial ownership of the shares held by her father and husband.

(5)	Includes 10,000 shares held by the Ward Sibling Trust.

PROPOSAL 1 - ELECTION OF DIRECTORS

General

The board of directors presently consists of twelve members, eleven of whom are non-employee directors. The board is divided into three classes of approximately equal size, with the directors in each class serving a three-year term. The terms are staggered so that the term of one class expires at each annual meeting.

The board of directors, based on the recommendation of its Nominating and Corporate Governance Committee, has nominated Thomas D. Bell, Jr., Arthur E. Johnson, Paula Rosput Reynolds, James A. Rubright and Bettina M. Whyte for election as directors at the annual meeting. If elected, Mr. Bell will hold office for a two-year term ending at the annual meeting of shareholders in 2007 and each of the remaining nominees will hold office for three-year terms ending at the annual meeting of shareholders in 2008. Each of the nominees has agreed to serve as a director if elected by the shareholders.

If any nominee becomes unable to stand for election, the board may:

•	designate a substitute nominee, in which case the proxies or RSP Plan trustee, as applicable, will vote all valid proxies for the election of the substitute nominee named by the board;

•	allow the vacancy to remain open until a suitable candidate is located; or

•	reduce the authorized number of directors accordingly.

Set forth below is information as of December 31, 2004 about the five director nominees and all other current directors whose terms of office will continue after the annual meeting. Unless otherwise stated, all directors have been engaged in their principal occupations for more than the past five years.

Nominees For Election:

Thomas D. Bell, Jr., President and Chief Executive Officer of Cousins Properties Incorporated, a fully integrated real estate investment trust, since January 2002; real estate consultant to Credit Suisse First Boston from August 2001 until January 2002; special limited partner at Forstmann Little from January 2001 until July 2001; Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 until November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from September 1999 until January 2000; Chairman and Chief Executive Officer of Young & Rubicam Advertising from March 1998 until August 1999; and currently a director of Cousins Properties Incorporated, Georgia-Pacific Corporation, Lincoln Financial Group, Regal Entertainment Group and the US Chamber of Commerce. Mr. Bell, 55, has been a director of AGL Resources since July 2004. Mr. Bell previously served as a director of AGL Resources from July 2003 until April 2004.

Arthur E. Johnson, Senior Vice President, Corporate Strategic Development, of Lockheed Martin Corporation, an advanced technology company engaged in research, design development, manufacture and integration of advanced technology systems, since December 2001; Vice President, Corporate Strategic Development, of Lockheed Martin Corporation from 1999 until December 2001; President and Chief Operating Officer of Lockheed Martin Corporation Information and Services Sector from 1997 until 1999; President of Lockheed Martin Corporation Systems Integration Group from January 1997 to August 1997; President of Loral Corporation Federal Systems Group from 1994 until 1996; and currently a director of IKON Office Solutions Corporation. Mr. Johnson, 58, has been a director of AGL Resources since February 2002.

Paula Rosput Reynolds, our Chairman of the Board since February 2002; our President and Chief Executive Officer since August 2000; Chairman of Atlanta Gas Light Company, our wholly-owned subsidiary from November 2000 until June 2003; Chairman, President and Chief Executive Officer of Atlanta Gas Light Company from August 2000 until November 2000; President and Chief Operating Officer of Atlanta Gas Light Company from September 1998 until November 2000; President and Chief Executive Officer of Duke Energy Power Services, LLC., a subsidiary of Duke Energy Corporation, from 1997 until September 1998; President of PanEnergy Power Services, Inc. from 1995 until 1997; and currently a director of Coca-Cola Enterprises Inc. and Delta Air Lines, Inc. Ms. Reynolds, 48, has been a director of AGL Resources since August 2000.

James A. Rubright, Chairman of the Board and Chief Executive Officer of Rock-Tenn Company, an integrated paperboard and packaging company, since 1999; Executive Vice President of Sonat, Inc., an energy company, from 1996 until 1999; and currently a director of Avondale Incorporated and Oxford Industries, Inc. Mr. Rubright, 58, has been a director of AGL Resources since August 2001.

Bettina M. Whyte, Managing Director of AlixPartners, LLC, a business turnaround management and financial advisory firm, since April 1997; and currently a director of Amerisure Companies and Washington Group International, Inc. Ms. Whyte, 55, has been a director of AGL Resources since October 2004.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE ABOVE NOMINEES.

Directors Whose Terms Continue Until the Annual Meeting in 2006:

Charles R. Crisp, former President, Chief Executive Officer and a director of Coral Energy, LLC, a subsidiary of Shell Oil Company that provided a comprehensive portfolio of energy-related products and services associated with wholesale natural gas and power marketing and trading, from 1999 until his retirement in October 2000; President, Chief Operating Officer and a director of Coral Energy, LLC from January 1998 through February 1999; joined Houston Industries in 1996 and served as President of its domestic power generation group from 1997 until January 1998; and currently a director of EOG Resources Inc., IntercontinentalExchange, Inc. and Targa Resources, Inc. Mr. Crisp, 57, has been a director of AGL Resources since April 2003.

Wyck A. Knox, Jr., partner in, and former Chairman of the Executive Committee of, the law firm of Kilpatrick Stockton, LLP; Chairman and Chief Executive Officer of Knox-Rivers Construction Company from 1976 until 1995; and currently a director of AHL Services, Inc. Mr. Knox, 64, has been a director of AGL Resources since November 1998.

Dennis M. Love, President and Chief Executive Officer of Printpack Inc., which converts flexible packaging materials used in both food and non-food packaging, since 1987; and currently a director of Caraustar Industries, Inc. Mr. Love, 49, has been a director of AGL Resources since October 1999.

Henry C. Wolf, Vice Chairman and Chief Financial Officer of Norfolk Southern Corporation, a holding company that controls a major freight railroad and owns a natural resources company and telecommunications company, since 1998; Executive Vice President – Finance of Norfolk Southern Corporation from 1993 to 1998; Vice President – Taxation of Norfolk Southern Corporation from 1991 to 1993; various other positions with increasing responsibility at Norfolk Southern Corporation in the finance division from 1973 to 1991; and currently a director of Shenandoah Life Insurance Company. Mr. Wolf, 62, has been a director of AGL Resources since April 2004.

Directors Whose Terms Continue Until the Annual Meeting in 2007:

Michael J. Durham, Founder, President and Chief Executive Officer of Cognizant Associates, Inc., a consulting firm established in August 2000; President, Chief Executive Officer and director of Sabre, Inc., a travel distribution company, from July 1996 until October 1999; President of Sabre, Inc. from March 1995 to July 1996; various positions with increasing responsibilities at American Airlines and its parent company, AMR, from 1979 until 1995, including Senior Vice President of Finance and Chief Financial Officer at American Airlines and Senior Vice President and Chief Financial Officer at AMR; and currently a director of Asbury Automotive, Inc., Culligan International Company and SCI Systems, Inc. Mr. Durham, 54, has been a director of AGL Resources since July 2003.

D. Raymond Riddle, our former Chairman of the Board; Chairman of the Board and Chief Executive Officer of National Service Industries, Inc., a diversified manufacturing and services company, from 1994 until 1996; and currently a director of Atlantic American Corporation, AMC, Inc. and Equifax Inc. Mr. Riddle, 70, has been a director of AGL Resources since May 1978.

Felker W. Ward, Jr., Chairman of Pinnacle Investment Advisors, Inc., an investment advisory services firm, since 1994; and currently a director of Abrams Industries, Inc. and Atlanta Life Insurance Company. Mr. Ward, 71, has been a director of AGL Resources since August 1988.

Under our Corporate Governance Guidelines, each member of the board of directors is required to attend the annual meeting of shareholders unless unavoidable circumstances preclude attendance. All but one of our then current directors attended our 2004 annual meeting of shareholders.

CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, our articles of incorporation and our bylaws. The role of the board of directors is to govern our affairs for the benefit of our shareholders and other constituencies, which include our employees, customers, suppliers, creditors and the communities in which we do business. The board strives to ensure the success and continuity of our business through the appointment of qualified executive management, overseen by the board.

Director Independence

All of our directors are independent, non-employee directors except Ms. Reynolds, our Chairman, President and Chief Executive Officer. Ms. Reynolds does not participate in any action of the board relating to her compensation or any other matters requiring action by only non-employee directors. The board of directors has determined that each of the independent directors meets the standards adopted by the board of directors to determine director independence. These standards for determining director independence are attached as Annex A to this proxy statement and are also available on our web site at www.aglresources.com.

In making its determination as to the independence of each of its non-employee members, the board of directors considered certain transactions between our company and each of Messrs. Bell, Knox and Wolf. For more detailed information about these transactions and the board’s determinations, please see “Certain Relationships and Related Transactions.”

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by the Chief Executive Officer and other officers and through other means. During 2004, the board of directors held eight meetings. Each director attended 75% or more of the aggregate of all meetings of the board and each committee on which he or she served.

Executive Sessions Without Management

To promote open discussion among the non-employee directors, the board of directors schedules regular executive sessions in which the non-employee directors meet without management’s participation. Such sessions typically occur at every regularly scheduled board meeting. The presiding director at such executive sessions is the Chairman of the Executive Committee of the board of directors. D. Raymond Riddle served during 2004 and currently serves as Chairman of the Executive Committee. During 2004, the board met in executive session three times.

Committees of the Board

The board of directors has established seven standing committees to assist it in discharging its duties. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. The committees of the board and their current members are as shown below.

Members of the Board’s Committees

Audit	Compensation and Management Development	Corporate Development	Environmental and Corporate Responsibility	Executive	Finance and Risk Management	Nominating and Corporate Governance
M. J. Durham, Chair	A.E. Johnson, Chair	C.R. Crisp, Chair	W.A. Knox, Jr., Chair	D.R. Riddle, Chair	J.A. Rubright, Chair	F.W. Ward, Jr., Chair
D. M. Love	T.D. Bell, Jr.	J.A. Rubright	M.J. Durham	W.A. Knox, Jr.	C.R. Crisp	T.D. Bell, Jr.
D.R. Riddle	D.R. Riddle	P.R. Reynolds	A.E. Johnson	P.R. Reynolds	W.A. Knox, Jr.	C.R. Crisp
H.C. Wolf	J.A. Rubright	B.M. Whyte	P.R. Reynolds	J.A. Rubright	P.R. Reynolds	D.M. Love
	B.M. Whyte		H.C. Wolf	F.W. Ward, Jr.	F.W. Ward, Jr.	B.M. Whyte

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, met six times during 2004. All members of the Audit Committee are independent directors, as defined under the listing standards of the New York Stock Exchange and the rules of the SEC. The Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Audit Committee monitors (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and the performance of the independent auditor.

The board of directors has determined that Mr. Durham, the Audit Committee Chair, is a “financial expert” within the meaning of SEC regulations.

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the captions “Audit Committee Report” and “Proposal 4—Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2005.” The Audit Committee has adopted a written charter that it recently amended and which we have attached as Annex B to this proxy statement and which is available on our web site at www.aglresources.com.

Compensation and Management Development Committee

The Compensation and Management Development Committee met six times during 2004. All members of the Compensation and Management Development Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange. Among other things, the Compensation and Management Development Committee assists the board of directors in fulfilling its responsibility to ensure that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and compensation policies. A copy of the Compensation and Management Development Committee charter is available on our web site at www.aglresources.com.

Corporate Development Committee

The Corporate Development Committee was formed in October 2004 and met one time during 2004. The Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing (1) management’s efforts to identify and evaluate opportunities to acquire or develop assets that complement our asset base and support our long-term strategic plan for growth and expansion, and (2) any other matters that the board of directors may delegate to the Corporate Development Committee from time to time. A copy of the Corporate Development Committee charter is available on our web site at www.aglresources.com.

Environmental and Corporate Responsibility Committee

The Environmental and Corporate Responsibility Committee met two times during 2004. Among other things, the Environmental and Corporate Responsibility Committee (1) reviews and monitors corporate policy with respect to our relationships with employees, shareholders, customers, competitors, suppliers and our communities, (2) identifies and monitors emerging political, social and environmental trends and public policy issues that may affect our business operations, performance or public image, and (3) reviews and monitors matters relating to employee and community health and safety. In 2004, this Committee assumed responsibility to monitor the integration of Elizabethtown Gas, one of our newly acquired natural gas local distribution utilities, pursuant to an order by the New Jersey Board of Public Utilities. A copy of the Environmental and Corporate Responsibility Committee charter is available on our web site at www.aglresources.com.

Executive Committee

The Executive Committee met two times during 2004. The Executive Committee may meet during intervals between board meetings and has all the authority of the board, subject to limitations imposed by law or our bylaws. A copy of the Executive Committee charter is available on our web site at www.aglresources.com.

Finance and Risk Management Committee

The Finance and Risk Management Committee met four times during 2004. Among other things, the Finance and Risk Management Committee (1) reviews management’s analysis of significant risks to us on an enterprise scale including market, operational, regulatory, financial, credit, and weather-related risks, (2) oversees the management of our balance sheet, including leverage, liquidity, funding sources, and related matters, (3) oversees the management of our pension and 401(k) assets, and (4) oversees other matters that the board of directors may delegate to the Finance and Risk Management Committee from time to time. The Company’s Chief Risk Officer reports to, and meets in executive session with, the Finance and Risk Management Committee at each regularly scheduled meeting. A copy of the Finance and Risk Management Committee charter is available on our web site at www.aglresources.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during 2004. All members of the Nominating and Corporate Governance Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and other applicable rules and regulations. The Nominating and Corporate Governance Committee’s primary responsibilities include (1) identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders, and (2) evaluating, formulating and recommending to the board of directors corporate governance policies. The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is available on our web site at www.aglresources.com.

In 2004, the Nominating and Corporate Governance Committee recommended, and the board of directors adopted, amendments to our standards for determining director independence, which are attached as Annex A to this proxy statement. These amendments are consistent with recent amendments adopted by the New York Stock Exchange to its listing standards concerning director independence.

Nomination of Director Candidates. The board of directors is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The board of directors has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the board of directors. The Nominating and Corporate Governance Committee considers potential candidates for director, which may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, shareholders or other persons.

If the Nominating and Corporate Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, engagement of an outside firm to gather additional information and inquiry of persons with knowledge of the candidate’s qualifications and character. In its evaluation of director candidates, including the members of the board of directors eligible for reelection, the Nominating and Corporate Governance Committee considers the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board in view of the criteria for directors described in our Corporate Governance Guidelines, a copy of which is available on our web site at. www.aglresources.com.

The Nominating and Corporate Governance Committee will consider director nominees proposed by shareholders. A shareholder may recommend a person for nomination for election to our board of directors by writing to our corporate secretary at: Corporate Secretary, AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. Each submission must include:

•	A brief biographical description of the candidate, including background and experience;

•	The candidate’s name, age, business address, and residence address;

•	The candidate’s principal occupation;

•	The following information about the shareholder making the recommendation:

•	the name and record address of such shareholder;

•	the number of shares of our common stock owned beneficially or of record by such shareholder;

•	a description of all arrangements or undertakings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder; and

•	the written consent of the candidate to being named as a nominee and to serve as a director if elected.

A shareholder’s recommendation for a candidate for nomination to be elected at the next annual meeting of shareholders must be received by our corporate secretary no later than 45 days prior to the end of the year preceding such annual meeting of shareholders. The Nominating and Corporate Governance Committee will evaluate these recommendations in the same manner as it evaluates all other nominees, using the criteria described in our Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee periodically engages a third party search firm, Russell Reynolds Associates, Inc., to identify possible candidates for the Nominating and Corporate Governance Committee’s consideration based on skills and characteristics identified by the Nominating and Corporate Governance Committee and in light of gaps in board composition that the Nominating and Corporate Governance Committee may identify from time to time as the issues facing the board evolve. Such skills and characteristics desirable in the context of the then current make-up of the board of directors may include diversity, age, business or professional background, financial literacy and expertise, availability and commitment, independence and other relevant criteria. The one director who is new to our board and who is standing for election, Ms. Whyte, was identified by Russell Reynolds.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of four directors who are independent directors, as defined under the listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the board of directors.

The Audit Committee reviews our financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for 2004 with management and the independent auditors. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, regarding the independent auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from us and our management, including the matters in the written disclosures and the letter provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the reviews and discussions referred to above, the Audit Committee recommended and concurred with the board of directors’ decision to approve the inclusion of the audited financial statements in our Annual Report on Form 10-K for 2004 for filing with the Securities and Exchange Commission.

Michael J. Durham (Chair)

Dennis M. Love

D. Raymond Riddle

Henry C. Wolf

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

Introduction

The Compensation and Management Development Committee of the board of directors, which we refer to in this report as the “Committee,” has prepared the following report regarding 2004 executive compensation. All members of the Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange. At least two members of the Committee are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The Committee is responsible for all components of the Company’s management compensation programs, succession planning, director compensation and employee benefit plans. This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for the Company’s Chairman, President and Chief Executive Officer, the other named executive officers and all other executives of the Company.

Compensation Philosophy and Objectives of Executive Compensation Programs

It is the philosophy of the Company and the Committee that all executive compensation programs should (1) link pay and performance and (2) attract, motivate, reward and retain the executive talent required to achieve corporate objectives. AGL Resources also focuses strongly on compensation tied to stock price performance and the attainment of earnings per share targets, since the Committee believes that these measures provide a clear link to enhanced shareholder value.

The Company and the Committee believe that the Company’s executive officers should have an ongoing stake in the success of the Company. The Company and the Committee also believe that these key employees should have a significant portion of their total compensation tied to the achievement of annual financial goals and the Company’s long-term stock performance. In order to meet the objectives outlined above, the Committee retains the services of an independent compensation consultant to advise it on executive compensation matters.

For benchmarking executive compensation practices and levels, the Committee examines data from two primary sources:

•	Proxy peer group of natural gas service providers

•	Published compensation surveys of energy services industry companies

The natural gas service providers included in the proxy peer group are as follows:

• Atmos Energy	• Nicor	• UGI
• Energen	• ONEOK	• Washington Gas
• Equitable Resources	• Peoples Energy	• Western Gas Resources
• National Fuel Gas	• Piedmont Natural Gas
• New Jersey Resources	• Questar

While the proxy peer group includes companies from the S&P Utilities Index used in the stock performance graph provided later in this proxy statement, the Committee believes that the above peer group of companies is more comparable to the Company than is the broader S&P Utilities Index.

Given the limited detail associated with proxy pay data, the Committee also examines published compensation survey data for a broader range of energy services industry companies (i.e., electric utilities, gas utilities, exploration and production companies, etc.). While many of the energy services industry survey participants are in the S&P Utilities Index used in the stock performance graph provided later in this proxy statement, the two groups are not identical. The energy services market data are also utilized because it reflects energy service providers of a comparable revenue size to the Company and provides survey benchmarks with job duties and responsibilities comparable to those of the Company’s named executive officers.

The Company’s compensation program for executives includes base salaries, annual incentives and long-term incentives. Each year the Committee sets levels for base salary, target annual incentive pay and long-term incentives using both proxy peer group and survey data. The Committee does not place a particular emphasis on any one set of data but considers both market perspectives when making pay decisions.

In general, for 2004 the Committee established total compensation opportunities for the Company’s executive officers between the 50th and 75th percentiles of the market of energy industry peers. Given that a majority of an executive’s potential compensation is performance-based (i.e., pay at risk), actual total compensation may be above or below the market median based on individual and/or Company performance.

Base Salaries

In 2004, the Committee reviewed base salaries for the named executive officers and other executives. In determining base salary adjustments, the Committee considered several factors, including pay for comparable positions reported in the market data, a review of individual performance, time elapsed since the last increase and the Company’s performance. The Committee does not consider any financial performance criteria on a formulaic basis in determining salary increases. In 2004, base salary adjustments included: for Ms. Reynolds, an 8% increase from $625,000 to $675,000; for Mr. O’Brien, a 3.1% increase from $350,000 to $361,000; for Mr. Madden, a 5.1% increase from $295,000 to $310,000; for Mr. Shlanta, a 3% increase from $270,000 to $278,000; and for Ms. Platt, a 2.3% increase from $215,000 to $220,000.

Annual Incentive Compensation

The Committee previously established the 2004 Annual Team Performance Incentive Plan, which is referred to as the “2004 ATPI Plan.” The 2004 ATPI Plan was designed to motivate employees to devote their maximum efforts toward the realization by the Company of aggressive and significant, yet achievable, improvements in financial performance.

Eligibility

Historically, all employees, including executives, have been eligible to participate in the Annual Team Performance Incentive Plan.

How the Plan Worked

Under the 2004 ATPI Plan, annual cash incentives were tied to the achievement of Company earnings per share targets, business unit goals and individual performance goals. Threshold, target and maximum performance benchmarks were developed for each performance measure. The Company must meet or surpass its corporate earnings per share, or “EPS”, performance threshold in order for any incentive payments to be made, irrespective of the level of business unit achievement or individual performance achievement. The Committee has discretion each year to remove the effects of all or a portion of significant one-time items from reported EPS.

For purposes of administering the 2004 ATPI Plan, business units included Distribution Operations, AGL Services Company and AGL Networks. Business unit performance for Distribution Operations was measured by a combination of Earnings Before Interest and Taxes, capital expenditures and service criteria. Performance for AGL Services Company was measured by a combination of direct operating and maintenance expenses and capital expenditures. Performance for AGL Networks was measured by a combination of Earnings Before Interest and Taxes and capital expenditures.

For the named executive officers, individual performance goals were linked directly to the Company’s stated goals and objectives. For 2004, the Company’s stated goals and objectives were:

•	Sustaining superior financial and operating performance

•	Reconfiguring our pipeline infrastructure to improve services to our customers

•	Marketing our products and services to improve business results

•	Driving technology throughout the Company

Under the 2004 ATPI Plan, each participant had a target annual incentive compensation opportunity, expressed as a percentage of annual base salary. The 2004 ATPI Plan gave weight to corporate performance, business unit performance and individual performance. For each of the named executive officers other than the Chief Executive Officer, target annual incentive compensation opportunity was based on the following weights: 50% corporate EPS performance and 50% individual performance. For the Chief Executive Officer, the weights are: 75% corporate EPS performance and 25% individual performance. Under the 2004 ATPI Plan, maximum awards for the named executive officers could be up to 200% of the target annual incentive compensation opportunity. In 2004, target annual incentive compensation opportunities for the named executive officers were not adjusted from 2003 and were as follows (as a percentage of 2004 base salary): for Ms. Reynolds – 67%; for Messrs. O’Brien, Madden and Shlanta – 50% and for Ms. Platt – 40%.

Calculation and Payment of 2004 Annual Incentive Awards

For each of the named executive officers, based on achievement of corporate EPS above the maximum performance level in 2004, the corporate EPS component of the 2004 ATPI Plan paid out at the maximum level, while individual performance objectives were achieved in varying degrees by each executive officer. As set forth in the Summary Compensation Table, annual cash incentive payments under the 2004 ATPI Plan were as follows: for Ms. Reynolds, $904,500; for Mr. O’Brien, $361,000; for Mr. Madden, $310,000; for Mr. Shlanta, $278,000; and for Ms. Platt, $132,000.

Long-Term Incentive Compensation

In order to link the interests of AGL Resources’ shareholders and key executives and to encourage executive retention, AGL Resources maintains the Long-Term Incentive Plan. Stock options, restricted stock and performance shares and units may be granted under the plan. Awards are based on position and individual performance.

2002 Performance Unit Awards

In February 2002, the Company granted performance units with a performance measurement period that ended December 31, 2004. The performance measures under the units were intended to:

•	Increase shareholder value, and

•	Motivate, retain and reward key executives who contribute to AGL Resources’ financial performance.

Eligibility

The performance units were granted to a select group of key executives, including the named executive officers.

How the Performance Units Worked

At the end of the three-year performance period, a predetermined percentage of the units vested based on the highest average closing price of Company common stock over any ten consecutive trading days during the performance measurement period and could range from a minimum of 10% to 100% of the granted units. The performance units were entitled to dividend credits during a portion of the performance measurement period. Upon vesting, the performance units were payable in shares of the Company’s common stock, provided, however, that at the election of the participant, up to 50% was eligible for payment in cash.

Ms. Reynolds was granted 350,000 units, and the other named executive officers were granted between 125,000 and 175,000 units. Based on the highest average closing stock price over any ten consecutive trading days during the measurement period, 18.31% of the units vested. The corresponding dollar value of vested awards (including accrued dividend credits) for each of the named executive officers was as follows based on the closing price of the Company’s common stock on December 31, 2004 of $33.24 per share: for Ms. Reynolds, 67,461 units or $2,242,418; for each of Messrs. O’Brien and Madden, 33,730 units or $1,121,209; and for each of Mr. Shlanta and Ms. Platt, 24,093 units or $800,863.

2003 Performance Share Awards

In 2003, the Company awarded performance shares to the named executive officers. The purpose of the awards was to align executives’ and shareholders’ interests and to encourage executive retention and serve as a bridge until the Committee could review the design of all long-term incentive compensation, with the goal being that a new overall plan would be adopted in 2004.

Eligibility

Participation was limited to the named executive officers.

How the Performance Shares Worked

Awards were made based on the executive’s position and a subjective assessment of individual performance. The awards were scheduled to vest one year from grant based on the achievement of selected cash flow performance measures. Ms. Reynolds was granted 50,000 performance shares, and the other named executive officers were granted between 5,500 and 24,000 performance shares.

In August 2004, the performance shares vested based on the achievement of the pre-established performance criteria, which related to several measures of cash flow. The number and dollar value of performance shares earned in 2004 for the named executive officers was as follows based on the closing price of the Company’s common stock on August 11, 2004 of $29.02 per share: for Ms. Reynolds, 50,000 shares or $1,451,000; for Mr. O’Brien, 24,000 shares or $696,480; for Mr. Madden, 16,000 shares or $464,320; for Mr. Shlanta, 8,500 shares or $246,670; and for Ms. Platt, 5,500 shares or $159,610.

Long-Term Incentive Structure

During 2004, the Committee considered alternatives to the Company’s existing long-term incentive structure. As a result of the long-term incentive structure being under review, the Committee did not grant any annual long-term incentive awards to named executive officers during 2004.

However, in December 2004, the Committee granted restricted stock to select key employees in connection with their role in the acquisition of NUI Corporation. The number and dollar value of the restricted shares as of the date of grant that were issued to the named executive officers was as follows: 5,500 shares or $182,545 for Messrs. O’Brien and Madden and 4,000 or $133,760 shares for Mr. Shlanta. Effective January 3, 2005, the Committee made long-term incentive awards to the named executive officers in the form of stock options, restricted stock and performance cash. In the future, the Company anticipates making annual long-term incentive awards to the named executive officers.

Share Ownership Guidelines

Consistent with the Committee’s belief that management’s interests should be aligned with those of the shareholders, AGL Resources has adopted share ownership guidelines, expressed as a multiple of base salary, for every Company officer. Each executive’s ownership guideline is based on the executive’s position. The guideline for the Chairman of the Board, President and Chief Executive Officer is five times base salary. The guideline for other named executive officers ranges from two to three times base salary, and for the other officers of the Company, the guideline is one to two times base salary. Each current officer is expected to make progress every year toward achieving compliance with the applicable ownership guidelines and may not dispose of stock until such guideline levels of ownership are reached, absent extenuating circumstances. As of December 31, 2004, each of the named executive officers had exceeded his or her respective share ownership guideline.

Chief Executive Officer Compensation

The Committee reviews the performance and compensation of the Company’s Chief Executive Officer, Ms. Reynolds, on an annual basis. The compensation policy described above is applied in setting Ms. Reynolds’ compensation and includes consideration of factors such as Ms. Reynolds’ (1) performance and accomplishments, including meeting the Company’s goals for expansion, performance, technology implementation and business improvement; (2) demonstrated leadership abilities and vision in a complex marketplace of volatile energy pricing and significant industry distress; and (3) compensation relative to other energy industry executives. Ms. Reynolds participates in the same compensation programs available to other company executives. As noted above, in 2004, Ms. Reynolds received a base salary adjustment of 8% to $675,000 due to her base salary being below competitive norms. No adjustment was made to Ms. Reynolds’ target annual incentive opportunity of 67% (expressed as a percentage of 2004 base salary).

Ms. Reynolds’ cash compensation in 2004 was $1,579,500, which includes her base salary and an ATPI payout of $904,500. For the 2004 measurement period, Ms. Reynolds’ ATPI award represented a payout of 200% of target and is the result of the Company exceeding the maximum corporate EPS target and Ms. Reynolds’ individual performance exceeding the Committee’s expectations. Ms. Reynolds’ 2004 ATPI payout was determined as follows: 75% was determined by the Company’s financial EPS performance, and 25% was determined by achievement of individual performance objectives established by the Committee. Ms. Reynolds, like other executive officers, receives no incentive payment under the ATPI Plan unless the threshold levels of Company performance are met or surpassed.

As discussed previously in this report, the Committee did not grant any long-term incentive awards to Ms. Reynolds in 2004 as the current long-term incentive structure was being reviewed by the Committee and alternative designs were being considered. Long-term incentive awards made in prior years to Ms. Reynolds that were paid out in 2004 include:

•	2002 Performance Units– for the three-year performance period (2002-2004), based on the highest average closing stock price over any ten consecutive trading days, 18.31% of the units vested. This represents 67,461 units (including accrued dividend credits) or $2,242,418, paid in January 2005 based on the closing price of the Company’s common stock on December 31, 2004.

•	2003 Performance Shares – for the one-year (2004) performance period, the Company achieved its cash flow performance measures. Accordingly, the vested value of Ms. Reynolds’ 50,000 performance shares was $1,451,000, paid in August 2004 based on the closing price of the Company’s common stock on August 13, 2004.

Other Compensation Plans

The Company maintains a competitive package of employee benefit plans which are generally available to all employees. Executives are eligible to participate in the RSP Plan, which is the Company’s qualified 401(k) plan, the Company’s Nonqualified Savings Plan and the Company’s Amended and Restated Employee Stock Purchase Plan. Under the terms of the RSP Plan and the Nonqualified Savings Plan, the Company provides a matching contribution of 65%, which under the two plans is capped at an aggregate of 8% of covered compensation as defined under each of the plans. Under the Employee Stock Purchase Plan, employees may purchase Company common stock at a 15% discount.

Code Section 162(m) Implications for Executive Compensation

It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Code. Code Section 162(m) limits the Company’s annual deduction to $1,000,000 for compensation paid to its Chief Executive Officer and to each of the next four most highly compensated executives of the Company. Certain compensation which qualifies as “performance-based” or which meets other requirements under the Code may be exempt from the Code Section 162(m) limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including Code Section 162(m). The Committee anticipates that awards under the Company’s long-term incentive program and the corporate portion of the ATPI award will continue to qualify as “performance-based” compensation. However, since the Committee believes that a company’s and shareholders’ interests may sometimes be best served by providing compensation which is not deductible in order to attract, retain, motivate and reward executive talent, the Committee retains the flexibility to provide for payments of such compensation.

Arthur E. Johnson (Chair)

Thomas D. Bell, Jr.

D. Raymond Riddle

James A. Rubright

Bettina M. Whyte

The information contained in the Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation and Management Development Committee during 2004: Thomas D. Bell, Jr., Arthur E. Johnson, Dennis M. Love, D. Raymond Riddle, James A. Rubright and Bettina M. Whyte. None of such persons was, during 2004 or previously, an officer or employee of AGL Resources or any of its subsidiaries.

Mr. Thomas D. Bell, Jr. is Chief Executive Officer of Cousins Properties Incorporated, or “Cousins.” Cousins holds a 50% general partnership interest in Ten Peachtree Place Associates, or “TPPA,” which owns the building where we lease space for our corporate headquarters. Mr. Bell is not an officer of TPPA. Although Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2004, approximately $2,863,000, and that we expect to pay in 2005, approximately $2,920,796, does not and will not exceed 5% of our consolidated gross revenues or Cousins’ consolidated gross revenues for the year ended December 31, 2004. The board of directors determined that Mr. Bell is independent because our business relationship with TPPA is not material as our payments to TPPA in 2003 and 2004 did not exceed 1% of either our consolidated gross revenues or Cousins’, which is the standard as set forth in our Standards for Determining Director Independence.

DIRECTOR COMPENSATION

General

A director who is one of our employees receives no additional compensation for his or her services as a director or as a member of a committee of the board. A director who is not one of our employees receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Initial Stock Award

Following initial election to the board, each non-employee director receives 1,000 shares of AGL Resources common stock on the first day of board service.

Annual Retainer

Each non-employee director receives on the first day of each annual service term (1) $30,000 payable, at the election of each director, in cash, shares of AGL Resources common stock or deferred under the 1998 Common Stock Equivalent Plan for Non-Employee Directors, which we refer to as the “CSE Plan”, and (2) $30,000 payable, at the election of each director, in shares of AGL Resources common stock or deferred under the CSE Plan.

Amounts deferred under the CSE Plan are invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with equivalents to dividend payments that are made on AGL Resources common stock. At the end of their board service, participating directors receive a cash distribution based on the market value of their common stock equivalents and dividend equivalents.

Meeting Fees

Effective November 2004, each non-employee director receives $2,000 for attendance at each meeting of the board and any committee of the board of which he or she is a member. Prior to November 2004, the meeting fee for directors was $1,000 for each meeting of the board and any committee.

Meeting fees may be paid in cash or, at the election of a director, may be deferred under the CSE Plan. As noted above, under the CSE Plan, deferred meeting fees are invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with dividend equivalent payments. At the end of their board service, participating directors receive a cash distribution based on the market value of their common stock equivalents and dividend equivalents.

Non-Employee Director Compensation Paid

As noted above, each non-employee director receives an annual retainer valued at $60,000. Based on the election by each director, for the 2004 term of service that commenced at the 2004 annual meeting and expires at the 2005 annual meeting, the share amounts and common stock equivalent amounts indicated in the table below were calculated by dividing the applicable retainer by the per share fair market value of AGL Resources common stock as of the date the retainer was paid. The following table reflects compensation paid to each non-employee director for the 2004 term of service that expires at the 2005 annual meeting.

Non-Employee Director Compensation Paid For the 2004 Term of Service

Director	Portion Received in Cash Payment ($)	Portion Deferred Under the CSE Plan (# of Common Stock Equivalents)	Portion Received in the Form of Shares of AGL Resources Common Stock (# of Shares of Common Stock)
Thomas D. Bell, Jr. (1)	—	—	1,571
Charles R. Crisp	$30,000	—	1,045
Michael J. Durham	$2,000	—	2,021
Arthur E. Johnson	$2,000	2,021	—
Wyck A. Knox, Jr.	$2,000	2,021	—
Dennis M. Love	$2,000	2,021	—
D. Raymond Riddle	$2,000	2,021	—
James A. Rubright	—	2,090	—
Felker W. Ward, Jr.	$2,000	2,021	—
Bettina M. Whyte (2)	$15,000	491	1,000
Henry C. Wolf (3)	—	—	3,090

Notes to Non-employee Director Compensation Paid Table

(1)	Mr. Bell was reappointed to our board of directors on July 26, 2004.
(2)	Ms. Whyte was elected to our board of directors on October 27, 2004. Includes 1,000 shares of common stock issued upon Ms. Whyte’s first day of board service.
(3)	Mr. Wolf was elected to our board of directors at the 2004 annual meeting of shareholders on April 28, 2004. Includes 1,000 shares of common stock issued upon Mr. Wolf’s first day of board service.

EXECUTIVE COMPENSATION

The Summary Compensation Table below reflects, for 2002, 2003 and 2004, the total compensation paid to, or accrued by us for, our Chief Executive Officer and each of our other most highly compensated executive officers who served as an executive officer as of December 31, 2004. These five officers are our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation			All Other Compensation ($)(6)
		Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	LTIP Payouts ($)(5)

Paula Rosput Reynolds	2004	$697,115	$904,500	—	—	31,913	$2,242,419	$79,800

Chairman, President and	2003	622,115	837,500	—	$1,390,000	19,283	—	32,063

Chief Executive Officer	2002	600,000	768,951	—	—	11,523	73,781	30,550

Richard T. O’Brien	2004	374,038	361,000	$255,002	182,545	—	1,121,209	37,650

Executive Vice President	2003	350,000	350,000	35,793	1,223,200	—	—	19,175

and Chief Financial Officer	2002	331,343	348,000	34,863	—	—	—	15,765

Kevin P. Madden	2004	320,769	310,000	44,980	182,545	2,000	1,121,209	29,784

Executive Vice President of	2003	292,692	252,000	41,056	444,800	3,443	—	32,648

Distribution and Pipeline	2002	275,000	268,000	204,826	—	—	—	14,300

Operations

Paul R. Shlanta	2004	288,077	278,000	—	132,760	7,960	800,864	26,472

Senior Vice President,	2003	270,000	221,000	—	236,300	5,379	—	31,463

General Counsel, Corporate	2002	258,704	268,000	—	—	—	47,140	13,458

Secretary and Chief

Compliance Officer

Melanie M. Platt	2004	228,077	132,000	—	—	5,000	800,864	20,592

Senior Vice President,	2003	212,981	168,000	—	159,900	2,964	—	10,375

Human Resources	2002	200,000	159,200	—	—	—	15,861	7,150

Notes to Summary Compensation Table

(1)	For 2004: Reflects annual incentive compensation earned under the ATPI Plan in 2004 and paid in 2005.

For 2003: Reflects annual incentive compensation earned under the ATPI Plan in 2003 and paid in 2004.

For 2002: Reflects annual incentive compensation earned under the ATPI Plan in 2002 and paid in 2003.

(2)	For 2004: For Mr. O’Brien, reflects the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on his date of employment and retention shares that were issued in 2003. For Mr. Madden, reflects the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on his date of employment.

For 2003: For Messrs. O’Brien and Madden, reflects the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on their respective dates of employment.

For 2002: For Mr. O’Brien, reflects the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on his date of employment. For Mr. Madden, includes the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on his date of employment, the provision for gross-up for taxes related to our payment of relocation expenses and a one-time payment toward the purchase of a home.

(3)	Dollar amounts shown equal the number of shares of restricted stock multiplied by the fair market value on the respective dates of grant.

For 2004: Reflects the grant of restricted stock that vests in equal installments over a three-year period. During the restriction period, the recipient has the right to vote the stock and receive dividends. Shares will be forfeited in the event of termination of employment for any reason other than a change of control.

For 2003: Reflects the grant of performance-based restricted stock with a 12-month restriction period. During the restriction period, the recipient has the right to vote the stock and receive dividends. Shares will be forfeited in the event of termination of employment for any reason other than change of control. For Mr. O’Brien, also reflects the grant of 20,000 retention shares that vest in equal installments over a two-year period.

The number and value of aggregate stock holdings that were subject to restriction on December 31, 2004, based on the fair market value of our common stock at December 31, 2004 of $33.24 per share, were as follows: Mr. O’Brien – 15,500 shares ($515,220); Mr. Madden – 5,500 shares ($182,820); and Mr. Shlanta – 4,000 shares ($132,960).

(4)	Reflects shares of common stock subject to options granted during the year. In all cases, these grants were made in conjunction with the “reload” provision of options previously granted to the named executive officers.

(5)	For 2004, reflects the value of vested performance units awarded in February 2002 based on the closing price of the Company’s common stock on December 31, 2004. The performance measurement period for these units ended December 31, 2004. The cash value of these units was paid out in January 2005.

For 2003, no performance units vested.

For 2002, reflects the value of vested performance units awarded in November 1999.

(6)	For 2004, reflects the following: (a) Company contributions to the RSP for Ms. Reynolds and Messrs. O’Brien and Shlanta – $8,450; Mr. Madden – $7,100; and Ms. Platt – $8,050; and (b) Company contributions to the AGL Resources Inc. Nonqualified Savings Plan, or “NSP,” for Ms. Reynolds – $71,350; Mr. O’Brien – $29,200; Mr. Madden – $22,684; Mr. Shlanta – $18,022 and Ms. Platt – $12,546.

Option Grants

The following table presents information concerning stock options granted to the named executive officers during 2004.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date	Grant Date Present Value ($)(3)
Paula Rosput Reynolds	3,711	3.8%	$30.99	11/09/08	$9,945
	28,202	28.4	30.99	08/31/10	93,349
Richard T. O’Brien	—	—	—	—	—
Kevin P. Madden	1,000	1.0	29.68	09/01/11	3,390
	1,000	1.0	30.20	09/01/11	3,490
Paul R. Shlanta	7,960	8.0	29.46	08/20/09	22,129
Melanie M. Platt	5,000	5.0	30.74	08/31/10	16,550

Notes to Option Grants Table

(1)	Options were granted at prices equal to the fair market value of our common stock on the date of grant. These 2004 grants were “reload options” and first became exercisable six months after the date of grant. A reload option is an option granted to an employee for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price for an option being exercised, which is determined on the basis of the fair market value of our common stock on the date the reload option is granted. Future option grants will no longer include a “reload option” provision. Options are subject to early termination upon the occurrence of certain events related to termination of employment. All options immediately become exercisable in the event of a change in control.

(2)	The exercise price of options may be paid in cash, by delivery of already-owned shares of our common stock or by any other approved method.

(3)	“Grant date present value” represents the estimated present value of stock options, measured at the date of grant, using the standard Black-Scholes Warrant Valuation Call Option Model.

With respect to the options granted to Ms. Reynolds, the model includes the following underlying assumptions used in developing the grant valuations: (a) an exercise price equal to the fair market value on the date of grant; (b) expected volatility of 13.82%; (c) annual risk free rate of return (represents the yield on the date of a grant of a zero coupon United States Treasury security with a maturity date corresponding to the contractual term of the option) of 3.09% for the option grant of 3,711 shares and 3.70% for the option grant of 28,202 shares; (d) annual dividend yield as of the date of grant of 3.74%; and (e) an exercise period of 4.15 years for the option grant of 3,711 shares and 5.96 years for the option grant of 28,202 shares.

With respect to the options granted to Mr. Madden, the model includes the following underlying assumptions used in developing the grant valuations: (a) an exercise price equal to the fair market value on the date of grant; (b) expected volatility of 13.82%; (c) annual risk free rate of return of 4.05% for the first option grant of 1,000 shares and 4.02% for the second option grant of 1,000 shares; (d) annual dividend yield as of the date of grant of 3.91% for the first option grant of 1,000 shares and 3.84% for the second option grant of 1,000 shares; and (e) an exercise period of 7.02 years for the first option grant of 1,000 shares and 7.01 years for the second option grant of 1,000 shares.

With respect to the options granted to Mr. Shlanta, the model includes the following underlying assumptions used in developing the grant valuations: (a) an exercise price equal to the fair market value on the date of grant; (b) expected volatility of 13.82%; (c) annual risk free rate of return of 3.53%; (d) annual dividend yield as of the date of grant of 3.94%; and (e) an exercise period of 5 years.

With respect to the options granted to Ms. Platt, the model includes the following underlying assumptions used in developing the grant valuations: (a) an exercise price equal to the fair market value on the date of grant; (b) expected volatility of 13.82%; (c) annual risk free rate of return of 3.77%; (d) annual dividend yield as of the date of grant of 3.77%; and (e) an exercise period of 6 years.

An option holder realizes value from a stock option only to the extent that the price of AGL Resources common stock on the exercise date exceeds the price of the option on the grant date. Consequently, there is no assurance that the value realized by an option holder will be at or near the estimated grant date present value. Those amounts should not be used to predict stock performance.

Option Exercises

The following table presents information concerning stock options exercised by the named executive officers during 2004 and the options held as of December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

	Exercises During Year		Fiscal Year-End
			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the- Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paula Rosput Reynolds	66,412	$787,114	216,427	31,913	$2,603,766	$71,804
Richard T. O’Brien	33,330	263,810	16,670	—	184,704	—
Kevin P. Madden	2,812	24,302	38,293	—	420,906	—
Paul R. Shlanta	53,028	669,725	76,193	—	905,271	—
Melanie M. Platt	8,090	94,977	40,814	5,000	508,480	12,500

Note to Option Exercises Table

(1)	The respective values for “in-the-money” options represent the positive spread between the exercise price of options outstanding at December 31, 2004 and the fair market value of our common stock at December 31, 2004.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,965,475	$23.24	4,150,107
Equity compensation plans not approved by security holders (2)	208,597	23.15	745,556
Total	2,174,072		4,895,663

Notes to Equity Compensation Plan Table

(1)	These plans consist of the LTSIP, LTIP and the Directors Plan. As of January 1 of each year, the number of shares issuable under the LTIP is increased by an amount equal to 2% of the shares outstanding on the immediately preceding December 31.

(2)	These plans consist of the AGL Resources Inc. Amended and Restated Employee Stock Purchase Plan, or

“ESPP”, and the OIP. Of such 745,556 shares available for future issuance, 526,749 are issuable under the ESPP. Both the ESPP and the OIP are considered “open market” plans. At the time of their adoption, the plans did not require shareholder approval under rules of the New York Stock Exchange. The ESPP is being submitted to the shareholders for approval at the 2005 annual meeting.

Retirement Plan

PENSION PLAN TABLE

Career Average Earnings Formula

Career Average Earnings Per Year of Service	Years of Service
	5	10	15	20	25	30
$ 100,000	$6,439	$12,878	$19,316	$25,755	$32,194	$38,633
150,000	10,189	20,378	30,566	40,755	50,944	61,133
200,000	13,939	27,878	41,816	55,755	69,694	83,633
250,000	17,689	35,378	53,066	70,755	88,444	106,133
300,000	21,439	42,878	64,316	85,755	107,194	128,633
350,000	25,189	50,378	75,566	100,755	125,944	151,133
400,000	28,939	57,878	86,816	115,755	144,694	173,633
450,000	32,689	65,378	98,066	130,755	163,444	196,133
500,000	36,439	72,878	109,316	145,755	182,194	218,633
550,000	40,189	80,378	120,566	160,755	200,944	241,133
600,000	43,939	87,878	131,816	175,755	219,694	263,633
650,000	47,689	95,378	143,066	190,755	238,444	286,133
700,000	51,439	102,878	154,316	205,755	257,194	308,633
750,000	55,189	110,378	165,566	220,755	275,944	331,133
1,000,000	73,939	147,878	221,816	295,755	369,694	443,633
1,250,000	92,689	185,378	278,066	370,755	463,444	556,133
1,500,000	111,439	222,878	334,316	445,755	557,194	668,633
1,750,000	130,189	260,389	390,566	520,755	650,944	781,133

The Pension Plan Table shows the estimated annual lifetime benefits calculated on a straight–life annuity basis and payable under the AGL Resources Inc. Retirement Plan and the AGL Resources Inc. Excess Benefit Plan under the career average earnings formula to persons in specified compensation and years of service classifications upon retirement at age 65. We calculate the career average earnings formula based on 1% of total compensation plus .5% of total compensation in excess of 50% of the Social Security Wage Base for each year, which is payable as an annuity at normal retirement age (65 years). The annuity amount is adjusted for optional forms of payment or different commencement dates. Benefit amounts shown in the table above are based on continued employment to age 65, assume a level Social Security wage base at the current rate, and assume that the career average earnings formula applies to all years of service.

As of December 31, 2004, the estimated years of benefit accrual service for each of the named executive officers were as follows: Ms. Reynolds and Mr. Shlanta, 6 years–Mr. O’Brien 4 years–Mr. Madden 3 years–Ms. Platt 10 years.

Change in Control Agreements

All named executive officers have continuity agreements with us. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of our company.

The continuity agreements define a “change in control” to generally mean the occurrence of any of the following events:

•	the acquisition by a person or group of persons of 20% or more of our voting securities;

•	the approval by the shareholders of a merger, business combination or sale of 50% or more of our assets, the result of which is that less than 80% of the voting securities of the resulting corporation is owned by our former shareholders; or

•	the failure, during any two-year period, of incumbent directors to constitute at least a majority of our board of directors.

Generally, no benefits are provided under the continuity agreements for any type of termination that occurs before our announcement of our intention to engage in a transaction that is expected to result in a change in control, which we refer to as a “change in control transaction,” or for terminations that occur after such an announcement due to death, disability, voluntary termination without “good reason” or any termination for “cause,” which includes failure to perform duties and responsibilities and fraud or dishonesty. “Good reason” includes a material diminution of position or duties, adverse changes in compensation, adverse changes in benefits (unless all executives suffer the same changes) and failure of a successor to assume the agreement.

A named executive officer who experiences a qualifying termination following the announcement of a change in control transaction will be entitled to a severance benefit equal to three times the sum of his or her base salary plus the highest annual incentive compensation during the three years prior to the year of the qualifying termination. In addition, at the time of the qualifying termination, the named executive officer will also be entitled to a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days the named executive officer was employed by us during that year. A named executive officer experiences a qualifying termination when such officer’s employment is involuntarily terminated without cause or voluntarily terminated for good reason. The severance benefit remains payable in connection with any qualifying termination that occurs through the second anniversary of the date of the consummation of the change in control.

The continuity agreements also provide a three-year continuation of medical, dental and life insurance benefits, full vesting of all long-term incentive compensation, payment of any forgone employer contributions under the RSP and NSP, an additional payment, based upon participation in the Retirement Plan and the Excess Benefit Plan and outplacement assistance. We will pay any additional retirement benefit payable due to these provisions of the continuity agreements from general assets. The officers may also receive reimbursement of legal fees in connection with the enforcement of payouts under the continuity agreements.

If the payments under the continuity agreements exceed the base amount permitted under Code Section 280G(b)(3) by 10% or more, we will pay the affected officer an additional amount equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Thomas D. Bell, Jr., a member of our board of directors, is Chief Executive Officer of Cousins Properties Incorporated, or “Cousins.” Cousins holds a 50% general partnership interest in Ten Peachtree Place Associates, or “TPPA,” which owns the building where we lease space for our corporate headquarters. Mr. Bell is not an officer of TPPA. Although Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2004, approximately $2,863,000, and that we expect to pay in 2005, approximately $2,920,796, does not and will not exceed 5% of our consolidated gross revenues or Cousins’ consolidated gross revenues for the year ended December 31, 2004. The board of directors determined that Mr. Bell is independent because our business relationship with TPPA is not material as our payments to TPPA in 2003 and 2004 did not exceed 1% of either our consolidated gross revenues or Cousins’, which is the standard as set forth in our Standards for Determining Director Independence.

Mr. Wyck A. Knox, Jr., a member of our board of directors, is a partner in the law firm of Kilpatrick Stockton, LLP. During the year ended December 31, 2004, we retained Kilpatrick Stockton with regard to a variety of legal matters. The amount of fees paid to Kilpatrick Stockton for such services during 2004, and that we expect to pay for similar services in 2005, does not and will not exceed 5% of Kilpatrick Stockton’s gross revenues for the year ended December 31, 2004. The board of directors determined that Mr. Knox is independent because our business relationship with Kilpatrick Stockton is not material as our payments to Kilpatrick Stockton in each of the last three years have not exceeded 1% of either our consolidated gross revenues or Kilpatrick Stockton’s, which is the standard as set forth in our Standards for Determining Director Independence.

Mr. Henry C. Wolf, a member of our board of directors, is the Chief Financial Officer of Norfolk Southern Corporation, or “NSC,” T-Cubed of North America, Inc., or “T-Cubed,” is a wholly-owned subsidiary of NSC. Mr. Wolf is a director, but not an officer or major shareholder, of T-Cubed. Prior to Mr. Wolf being nominated to our board of directors, our wholly-owned subsidiary, AGL Networks LLC, entered into a Duct Purchase Agreement and a Right-of-Way Sublease Agreement with T-Cubed. The amount we paid T-Cubed in 2004, $113,400, and the amount that we expect to pay in 2005, approximately $13,650, under the agreements, do not and will not exceed 5% of our consolidated gross revenues or NSC’s consolidated gross revenues for the year ended December 31, 2004. The board of directors determined that Mr. Wolf is independent from management because our business relationship with T-Cubed is not material as our payments to T-Cubed in each of the last three years have not exceeded 1% of either our consolidated gross revenues or NSC’s, which is the standard as set forth in our Standards for Determining Director Independence.

STOCK PERFORMANCE GRAPH

The following line graph and accompanying tabular presentation compare the cumulative 63 month shareholder return on our common stock with the cumulative 63 month total return of companies in the Standard & Poor’s 500 Composite Stock Price Index and the Standard & Poor’s Utilities Index. The graph and table assume that $100 was invested on September 30, 1999 in our common stock, the S&P 500 Index and the S&P Utilities Index and also assumes dividend reinvestment.

The information contained in the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and any person who owns more than 10% of our common stock to file reports of initial common stock ownership and changes in common stock ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and written representations that no other reports were required for those persons, during 2004, all filing requirements were met except that the Forms 4 reporting dispositions of shares of common stock by Mr. Madden and Ms. Platt on August 19, 2004 and option exercises and sales of common stock by Mr. Madden on August 25-27, 2004 were not timely filed. Mr. Madden’s and Ms. Platt’s filings were not accepted by the SEC until August 30, 2004 and are deemed late due to attempted filings with expired EDGAR filing system codes. We have since rectified the process for Section 16 filings. In addition, Ms. Reynolds and each of Messrs. O’Brien and Madden did not correctly or timely report holdings of common stock equivalents and dividend credits acquired under the NSP on Forms 4. Each of Ms. Reynolds and Messrs. O’Brien and Madden subsequently filed late Forms 4 reporting the common stock equivalents and dividend credits acquired under the NSP.

PROPOSAL 2—AMENDMENT TO THE ARTICLES OF INCORPORATION TO CLARIFY THE LENGTH OF THE INITIAL TERM A NEW BOARD MEMBER MAY SERVE WHEN APPOINTED BY THE BOARD OF DIRECTORS TO FILL A VACANCY CAUSED BY A NEWLY CREATED DIRECTORSHIP

The board of directors recommends that the articles of incorporation be amended to clarify the length of the initial term a new board member may serve when appointed by the board of directors to fill a vacancy caused by a newly created directorship.

Section 14-2-805(d) of the Georgia Business Corporation Code provides that:

“Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors, but only for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of the successor.”

Our articles of incorporation currently provide that a new board member appointed by the board of directors to fill a vacancy caused by a newly created directorship may serve until the next election of the class for which such director has been chosen.

The board of directors has determined that our articles of incorporation should be amended to clarify that a director chosen to fill a newly created directorship shall hold office only until the election and qualification of his or her successor at the next election of directors by the shareholders. The current provision in our articles of incorporation allows a director appointed to fill a newly created vacancy to serve out the term of the class he or she was assigned to, which could be up to three years from the date of his or her appointment by the Board. The proposed amendment would instead require a director appointed by the Board to fill a vacancy it created by increasing the size of the Board to stand for shareholder election at the first annual meeting of shareholders following such new director’s appointment. The proposed amendment to our articles of incorporation is attached to this proxy statement as Annex C.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

PROPOSAL 3—APPROVAL OF OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

We currently maintain the AGL Resources Inc. Amended and Restated Employee Stock Purchase Plan, or “ESPP,” under which our employees may purchase common stock from the Company at a discount to market prices. The ESPP was adopted by our board of directors on October 30, 2001, with an initial term of four years expiring in January 2005. The board of directors adopted an amendment to extend term of the ESPP through January 31, 2015, which, under the listing standards of the New York Stock Exchange and the rules of the SEC, is a material modification of the ESPP. In the event of a material modification of a non-shareholder approved plan such as the ESPP, the New York Stock Exchange listing standards require shareholder approval of the ESPP as a whole. Therefore, the shareholders are asked to approve the ESPP as amended, with retroactive effect to January 31, 2005. A copy of the ESPP adopted by the board of directors is attached to this proxy statement as Annex D and incorporated herein. The summary below is qualified by reference to the plan.

General

The ESPP is a plan that provides eligible employees an opportunity to purchase shares of our common stock at a discount through accumulated payroll deductions. A total of 600,000 shares of common stock are available for purchase under the ESPP, of which 73,254 have been purchased as of December 31, 2004, leaving 526,746 shares available for future purchase. The source of shares purchased under the plan is the open market.

Purpose

The purpose of the ESPP is to provide our employees with an opportunity to purchase common stock at a discount from market prices through accumulated payroll deductions, thereby providing additional incentives to participating employees and aligning the economic interests of our employees with those of our shareholders.

Administration

The ESPP is administered and interpreted by the Administrative Committee. The board of directors appoints, from time to time, the Administrative Committee to serve at the pleasure of the board of directors. The Administrative Committee will at all times be composed of at least one member.

Eligibility

Any of our current employees (including employees of our wholly owned subsidiaries) is eligible to enroll in the ESPP if (1) he or she is a regular, full-time employee who regularly works 36 or more hours per week; (2) he or she has reached the age of 21; and (3) he or she has completed 30 or more days of employment. Members of the board who are eligible employees may participate in the ESPP, provided that any such member of the board may not vote on any matter affecting the administration of the plan and no such member of the board may be a member of the Administrative Committee.

Offering Periods

Employees may purchase shares of common stock through the ESPP during quarterly offering periods, which are: February 1 through April 30; May 1 through July 31; August 1 through October 31; and November 1 through January 31 of each calendar year. Purchase rights are exercisable on February 1, May 1, August 1 and November 1 of each offering period.

Exercise Dates

Unless a participant terminates participation in the plan, a participant’s option to purchase shares will automatically be exercised beginning on the first trading date following the end of each offering period.

Limit for Certain Participants

No participant will be granted an option to purchase shares if such participant owns 5% or more of the Company’s common stock or 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

Elections

Payroll deductions under the ESPP are made in one-dollar increments and in a minimum amount of $25 and a maximum amount of $960 per pay period. Payroll deductions are made on an after-tax basis and are subject to the following conditions: aggregate payroll deductions for all offering periods during any calendar year may not exceed the sum of $25,000, and the total amount of payroll deductions during any pay period may not exceed the total amount of the participant’s pay for such period.

Exercise Price

With respect to any offering period, the exercise price is 85% of the fair market value of the shares on the exercise date. For purposes of the ESPP, the “fair market value” of the common stock is the actual price paid by the Company to purchase the shares in the open market on a given date.

Transferability

Neither payroll deductions withheld by the Company on behalf of a participant nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of other than by will or by the laws of descent and distribution.

Termination of Employment

In the event of a participant’s termination of employment for any reason, including death and disability, authorized payroll deductions will generally cease as of the date of such termination and all payroll deductions previously accumulated will generally be refunded to the participant.

Amendment and Termination of the ESPP

The board of directors may at any time amend or terminate the ESPP, except that no amendment or termination may impair purchase rights granted previously. No amendment may be made to the ESPP without prior approval of our shareholders if such approval is required in order to comply with applicable tax or other regulatory requirements. The ESPP will terminate on January 31, 2015.

Tax Information

The ESPP is not a qualified plan under Code Section 423. At the time an option to purchase shares is exercised, a participant will recognize taxable income equal to the purchase discount, and the Company will be entitled to an offsetting tax deduction. A participant must make adequate provision for the Company’s federal, state or other tax withholding obligations which arise upon the exercise of the option. When a participant sells or otherwise disposes of shares of common stock purchased under the ESPP, any profit realized in excess of the participant’s tax basis, which generally will be equal to the fair market value of the shares on the purchase date, will be taxed as a capital gain. If the shares were held for at least one year, the capital gain will be considered long-term.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. It is advisable that a participant in the ESPP consults his or her own tax advisor concerning application of these tax laws.

Benefits to Named Executive Officers and Others

During 2004, the following employees and groups participated in the ESPP. Participation in the ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination of the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. The closing price of our common stock on February 1, 2005, as reported in The Wall Street Journal, was $34.79 per share. Non-employee directors are not eligible to participate in the ESPP.

Employee Stock Purchase Plan
Name and Position	Dollar Value (per Share)		Shares of Common Stock Purchased under the Plan
Paula Rosput Reynolds Chairman, President and Chief Executive Officer	$ $ $ $	24.87(1) 24.37(2) 25.07(3) 26.47(4)	270 236 268 218
Richard T. O’Brien Executive Vice President and Chief Financial Officer		—	—
Kevin P. Madden Executive Vice President of Distribution and Pipeline Operations	$ $ $ $	24.87(1) 24.37(2) 25.07(3) 26.47(4)	127 111 126 102
Paul R. Shlanta Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer		—	—
Melanie M. Platt Senior Vice President, Human Resources		—	—
All Executive Officers as a Group (including the above)	$ $ $ $	24.87(1) 24.37(2) 25.07(3) 26.47(4)	397 347 394 320
All Non-Executive Employees as a Group	$ $ $ $	24.87(1) 24.37(2) 25.07(3) 26.47(4)	8,300 8,160 9,411 8,460

(1)	Shares were purchased at a 15% discount to the market price of our common stock on the February 2, 2004 purchase date, which was $24.87 per share.
(2)	Shares were purchased at a 15% discount to the market price of our common stock on the May 3, 2004 purchase date, which was $24.37 per share.
(3)	Shares were purchased at a 15% discount to the market price of our common stock on the August 2, 2004 purchase date, which was $25.07 per share.
(4)	Shares were purchased at a 15% discount to the market price of our common stock on the November 1, 2004 purchase date, which was $26.47 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ESPP.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR 2005

Appointment of Independent Auditor

PricewaterhouseCoopers LLP served as our independent auditor and audited our annual financial statements for the fiscal year ended December 31, 2004. The Audit Committee has appointed PricewaterhouseCoopers to be our independent auditor for the fiscal year ending December 31, 2005. The shareholders are asked to ratify this appointment at the annual meeting.

Representatives of PricewaterhouseCoopers LLP will attend the annual meeting and will have the opportunity to make a statement if they so desire. They will also be available to answer appropriate questions.

Audit and Non-Audit Fees

The following table summarizes certain fees billed by PricewaterhouseCoopers LLP, the Company’s principal independent accountant, for fiscal 2004 and 2003:

Fee Category:	2004	2003
Audit fees	$1,475,258	$555,000
Audit-related fees	$252,695	$296,000
Tax fees	$67,895	$29,000
All other fees	$3,800	$10,000

Total fees	$1,799,648	$890,000

Set forth below is a description of the nature of the services that PricewaterhouseCoopers LLP provided to us in exchange for such fees.

Audit Fees

Represents fees PricewaterhouseCoopers LLP billed us for the audit of our annual and quarterly financial statements and for services normally provided in connection with statutory and regulatory filings. The audit fees for 2004 include substantial fees incurred in meeting the compliance requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as well as audit fees for our subsidiary, NUI Corporation.

Audit-Related Fees

Represents fees PricewaterhouseCoopers LLP billed us for audit-related services, including services relating to potential business acquisitions and dispositions, the audit of employee benefit plan financial statements, assistance with implementation of recently adopted rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 and compliance with rules and regulations applicable to accounting matters.

Tax Fees

Represents fees PricewaterhouseCoopers LLP billed us for tax compliance, planning and advisory services.

All Other Fees

Represents fees PricewaterhouseCoopers LLP billed us for professional services related to an online research tool and professional training in 2004 and regulatory consulting services rendered in 2003.

The Audit Committee pre-approved all of the above audit, audit-related, tax and other fees of PricewaterhouseCoopers LLP, as required by the pre-approval policy described below. The Audit Committee concluded that the provision of the above services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Audit and Non-Audit Services Approval Policy

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee adopted a policy that requires specific Audit Committee approval before any services are provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year for (1) audit services, (2) audit-related services, (3) tax services, and (4) all other services. The Audit Committee pre-approves these services by category of service and budget amount. The Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires that management obtain specific approval from the Audit Committee before engaging the independent auditor.

The Audit Committee may delegate approval authority to one or more of its members. The member to whom such authority is delegated must present for ratification any approval decisions to the Audit Committee at its next scheduled meeting.

In the event shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2005, the Audit Committee will review its future selection of the independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR 2005.

GENERAL INFORMATION

2004 Annual Report

A copy of our 2004 annual report is enclosed. The annual report, which contains financial and other information about us, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Availability of Corporate Governance Documents

Our Standards for Determining Director Independence, our Corporate Governance Guidelines, our Code of Ethics for the Chief Executive Officer and the Senior Financial Officers, our Code of Business Conduct and the charters of our Board committees, including the Audit, Compensation and Management Development, Corporate Development, Environmental and Corporate Responsibility, Executive, Finance and Risk Management and Nominating and Corporate Governance Committees, are available on our web site at www.aglresources.com, and are available in print to any shareholder who requests them. You may contact our Investor Relations department for copies at:

AGL Resources Inc.

Shareholder Relations

P.O. Box 4569, Location 1071

Atlanta, Georgia 30302-4569

(404) 584-4414

Shareholder Communications with Directors

The non-management members of the board of directors meet regularly in executive session. The presiding director at such executive sessions is the chairman of the Executive Committee of the board of directors. Shareholders may communicate with the board of directors, or alternatively, the non-management members of the board of directors, via our Compliance Alert Hotline at 1-800-350-1014 as further described in our Procedures for Communicating with the Board of Directors of AGL Resources Inc., a copy of which is available on our web site at www.aglresources.com and is available in print to any shareholder who requests it.

ANNEX A

AGL RESOURCES INC.

STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

I. General

The Board of Directors of AGL Resources Inc. (“AGL Resources” or the “Company”) must consist of at least a majority of independent directors. No director shall qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with AGL Resources (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its independence determination for each director, the Board of Directors shall consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

II.	Relationships that are Conclusively Deemed to be Material

The following categories of relationships shall conclusively be deemed to be material and shall preclude the Board of Directors from making a determination that a director who has such a relationship is independent until expiration of the “cooling off” periods described below:

A.	A director who is, or has been within the last three years, an employee, or whose Immediate Family Member[1] is, or has been within the last three years, an Executive Officer,[2] of the Company is not independent.

B.	With regard to a firm that is the Company’s internal or external auditor:

1.	A director who is, or whose Immediate Family Member is, a current partner of such firm is not independent.

2.	A director who is a current employee of such firm is not independent.

3.	A director whose Immediate Family Member is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice is not independent.

1	“Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

2	“Executive Officer” has the same meaning as “officer” as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes an issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer’s parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer.

4.	A director who was, or whose Immediate Family Member was, within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time is not independent.

C.	A director who is, or has been within the last three years, or whose Immediate Family Member is, or has been in the last three years, employed as an Executive Officer of another company where any of the Company’s present Executive Officers at the same time serves or served on that company’s compensation committee is not independent.

D.	A director who is a current employee, or whose Immediate Family Member is a current Executive Officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues is not independent.

E.	A director who has received, or whose Immediate Family Member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent.

III.	Relationships that Create a Presumption of Materiality

The following categories of relationships shall create a presumption of materiality. The Board of Directors may negate this presumption with respect to a director and one or more of the following relationships if the Board determines (and no independent director dissents) that, based upon the relevant facts and circumstances, such relationship is not material:

A.	A director who is an executive officer, employee, partner, member or Significant Owner[3], or whose Immediate Family Member is an executive officer, partner, member or Significant Owner, of another company (1) that accounts for at least one percent of the Company’s consolidated gross revenues, or (2) for which the Company accounts for at least one percent of such other company’s consolidated gross revenues, in each case is presumed not to be independent.

B.	A director who is an executive officer, employee, partner, member or Significant Owner, or whose Immediate Family Member is an executive officer, partner, member or Significant Owner, of another company to which the Company and its subsidiaries, collectively, were indebted at the end of the Company’s last full fiscal year, in an aggregate amount in excess of five percent of the Company’s total consolidated assets at the end of such fiscal year, is presumed not to be independent.

C.	A director who is an executive officer of a charitable organization to which the Company has made charitable contributions in any of the three preceding fiscal years, in an amount in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues for any such preceding fiscal year, is presumed not to be independent.

3	“Significant Owner” means an owner of record or beneficially of in excess of a ten percent equity interest.

IV.	Additional Independence Standards for Certain Committees

A.	Audit Committee Member Independence

In addition to being determined by the Board of Directors to be independent under the standards described in Sections II and III above, directors who serve on the Audit Committee of the Board of Directors of the Company must satisfy the following additional standards:

1.	A member of the Audit Committee, other than in his or her capacity as a member of the board or committee of the board, cannot accept directly or indirectly any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries, other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	A member of the Audit Committee cannot be an affiliated person[4] of the Company or any of its subsidiaries.

B.	Compensation Committee Member Independence

In addition to being determined by the Board of Directors to be independent under the standards described in Sections II and III above, a minimum of two directors (“Qualifying Directors”) who serve on the Compensation Committee of the Board of Directors of the Company must satisfy the following additional standards:

1.	No Qualifying Director may be a former employee of the Company receiving compensation for prior services (other than under a tax-qualified retirement plan).

2.	No Qualifying Director may be a former officer[5] of the Company.

3.	No Qualifying Director may have an interest in any transaction requiring disclosure under Item 404(a) or in a business relationship requiring disclosure under Item 404(b) of Regulation S-K (attached hereto as Exhibit “A”).

Any director serving on the Compensation Committee who does not meet all of the requirements of paragraphs B.1-3 above for Qualifying Directors, shall not participate in any proceeding or action that must be conducted and/or approved by a committee composed solely of at least two members who meet the qualifications for Non-employee Directors and Outside Directors, as set forth under Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended, respectively.

4	As defined under the Exchange Act, an “affiliate” of, or a person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

5	An “officer means an administrative executive who is or was in regular and continued service. Someone who only has or had the title of “officer” but lacked the authority of an officer is not an officer. Whether or not the individual is or was an officer depends on the facts and circumstances (including the source of the individual’s authority, the term for which the individual is elected or appointed, and the nature and extent of the individual’s duties). Treas. Reg. § 1.162-27(e)(3)(vii) (as amended in 1996); Priv. Ltr. Rul. 9732011.

C.	Nominating and Corporate Governance Committee

Directors who serve on the Nominating and Corporate Governance Committee of the Board of Directors of the Company must satisfy only the standards described in Sections II and III above.

D.	Corporate Development Committee

At least a majority of the Directors who serve on the Corporate Development Committee of the Board of Directors of the Company must satisfy the standards described in Sections II and III above.

Exhibit A

Item 404—Certain Relationships and Related Transactions

(a) Transactions with management and others. Describe briefly any transaction, or series of similar transactions, since the beginning of the registrant’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of the following persons had, or will have, a direct or indirect material interest, naming such person and indicating the person’s relationship to the registrant, the nature of such person’s interest in the transaction(s), the amount of such transaction(s) and, where practicable, the amount of such person’s interest in the transaction(s):

(1)	Any director or executive officer of the registrant;

(2)	Any nominee for election as a director;

(3)	Any security holder who is known to the registrant to own of record or beneficially more than five percent of any class of the registrant’s voting securities; and

(4)	Any member of the immediate family of any of the foregoing persons.

Instructions to Paragraph (a) of Item 404:

1.	The materiality of any interest is to be determined on the basis of the significance of the information to investors in light of all the circumstances of the particular case. The importance of the interest to the person having the interest, the relationship of the parties to the transaction with each other and the amount involved in the transactions are among the factors to be considered in determining the significance of the information to investors.

2.	For purposes of paragraph (a), a person’s immediate family shall include such person’s spouse; parents; children; siblings; mothers and fathers-in-law; sons and daughters-in-law; and brothers and sisters-in-law.

3.	In computing the amount involved in the transaction or series of similar transactions, include all periodic installments in the case of any lease or other agreement providing for periodic payments or installments.

4.	The amount of the interest of any person specified in paragraphs (a)(1) through (4) shall be computed without regard to the amount of the profit or loss involved in the transaction(s).

5.	In describing any transaction involving the purchase or sale of assets by or to the registrant or any of its subsidiaries, otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the seller within two years prior to the transaction, the cost thereof to the seller. Indicate the principle followed in determining the registrant’s purchase or sale price and the name of the person making such determination.

6.	Information shall be furnished in answer to paragraph (a) with respect to transactions that involve remuneration from the registrant or its subsidiaries, directly or indirectly, to any of the persons specified in paragraphs (a)(1) through (4) for services in any capacity unless the interest of such person arises solely from the ownership individually and in the aggregate of less than ten percent of any class of equity securities of another corporation furnishing the services to the registrant or its subsidiaries.

7.	No information need be given in answer to paragraph (a) as to any transactions where:

A.	The rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

B.	The transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; or

C.	The interest of the person specified in paragraphs (a)(1) through (4) arises solely from the ownership of securities of the registrant and such person receives no extra or special benefit not shared on a pro rata basis.

8.	Paragraph (a) requires disclosure of indirect, as well as direct, material interests in transactions. A person who has a position or relationship with a firm, corporation or other entity that engages in a transaction with the registrant or its subsidiaries may have an indirect interest in such transaction by reason of such position or relationship. Such an interest, however, shall not be deemed “material” within the meaning of paragraph (a) where:

A.	The interest arises only: (i) From such person’s position as a director of another corporation or organization which is a party to the transaction; or (ii) from the direct or indirect ownership by such person and all other persons specified in paragraphs (a)(1) through (4), in the aggregate, of less than a ten percent equity interest in another person which is a party to the transaction; or (iii) from both such position and ownership;

B.	The interest arises only from such person’s position as a limited partner in a partnership in which the person and all other persons specified in paragraphs (a)(1) through (4) have an interest of less than ten percent; or

C.	The interest of such person arises solely from the holding of an equity interest or a creditor interest in another person that is a party to the transaction with the registrant or any of its subsidiaries, and the transaction is not material to such other person.

There may be situations where, although these instructions do not expressly authorize nondisclosure, the interest of a person specified in paragraphs (a)(1) through (4) in a particular transaction or series of transactions is not a direct or indirect material interest. In that case, information regarding such interest and transaction is not required to be disclosed in response to this paragraph.

(b) Certain business relationships. Describe any of the following relationships regarding directors or nominees for director that exist, or have existed during the registrant’s last fiscal year, indicating the identity of the entity with which the registrant has such a relationship, the name of the nominee or director affiliated with such entity and the nature of such nominee’s or director’s affiliation, the relationship between such entity and the registrant and the amount of the business done between the registrant and the entity during the registrant’s last full fiscal year or proposed to be done during the registrant’s current fiscal year:

1)	If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity that has made during the registrant’s last full fiscal year, or proposes to make during the registrant’s current fiscal year, payments to the registrant or its subsidiaries for property or services in excess of five percent of (i) the registrant’s consolidated gross revenues for its last full fiscal year, or (ii) the other entity’s consolidated gross revenues for its last full fiscal year;

2)	If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which the registrant or its subsidiaries has made during the registrant’s last full fiscal year, or proposes to make during the registrant’s current fiscal year, payments for property or services in excess of five percent of (i) the registrant’s consolidated gross revenues for its last full fiscal year, or (ii) the other entity’s consolidated gross revenues for its last full fiscal year;

3)	If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which the registrant or its subsidiaries was indebted at the end of the registrant’s last full fiscal year in an aggregate amount in excess of five percent of the registrant’s total consolidated assets at the end of such fiscal year;

4)	If the nominee or director is, or during the last fiscal year has been, a member of, or of counsel to, a law firm that the issuer has retained during the last fiscal year or proposes to retain during the current fiscal year; provided, however, that the dollar amount of fees paid to a law firm by the registrant need not be disclosed if such amount does not exceed five percent of the law firm’s gross revenues for that firm’s last full fiscal year;

5)	If the nominee or director is, or during the last fiscal year has been, a partner or executive officer of any investment banking firm that has performed services for the registrant, other than as a participating underwriter in a syndicate, during the last fiscal year or that the registrant proposes to have perform services during the current year; provided, however, That the dollar amount of compensation received by an investment banking firm need not be disclosed if such amount does not exceed five percent of the investment banking firm’s consolidated gross revenues for that firm’s last full fiscal year; or

6)	Any other relationships that the registrant is aware of between the nominee or director and the registrant that are substantially similar in nature and scope to those relationships listed in paragraphs (b)(1) through (5).

Instructions to Paragraph (b) of Item 404:

1.	In order to determine whether payments or indebtedness exceed five percent of the consolidated gross revenues of any entity, other than the registrant, it is appropriate to rely on information provided by the nominee or director.

2.	In calculating payments for property and services the following may be excluded:

A.	Payments where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

B.	Payments that arise solely from the ownership of securities of the registrant and no extra or special benefit not shared on a pro rata basis by all holders of the class of securities is received; or

C.	Payments made or received by subsidiaries other than significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X, provided that all such subsidiaries making or receiving payments, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(w).

3.	In calculating indebtedness the following may be excluded:

A.	Debt securities that have been publicly offered, admitted to trading on a national securities exchange, or quoted on the automated quotation system of a registered securities association;

B.	Amounts due for purchases subject to the usual trade terms; or

C.	Indebtedness incurred by subsidiaries other than significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X, provided that all such subsidiaries incurring indebtedness, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(w).

4.	No information called for by paragraph (b) need be given respecting any director who is no longer a director at the time of filing the registration statement or report containing such disclosure. If such information is being presented in a proxy or information statement, no information need be given respecting any director whose term of office as a director will not continue after the meeting to which the statement relates.

ANNEX B

AGL RESOURCES INC.

AUDIT COMMITTEE

CHARTER

The Audit Committee (the “Committee”) of AGL Resources Inc., a Georgia corporation (the “Company”), is a committee of the Board of Directors of the Company. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (a) accuracy and integrity of the Company’s financial statements and periodic financial reports, and (b) compliance with legal and regulatory requirements. The Committee shall also (a) have direct responsibility for the engagement of the independent auditors based on an assessment of their qualifications and independence, and (b) evaluate the performance of the independent auditors and internal audit function, and (c) prepare the Audit Committee Report required by SEC rules to be included in the Company’s proxy statement. In discharging its oversight and other responsibilities, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to retain outside legal, accounting or other advisors, at the expense of the Company, to advise the Committee. The Committee shall produce an annual report for inclusion in the Company’s proxy statement for the annual meeting of shareholders, in accordance with applicable rules and regulations. The composition and responsibilities of the Committee are described in this Audit Committee Charter (the “Charter”).

While the Committee has oversight responsibilities and powers as set forth in this Charter, it is not the responsibility of the Committee to prepare the Company’s financial statements or to plan or conduct audits to determine if such statements are complete, accurate and in accordance with Generally Accepted Accounting Principles (GAAP). These are the responsibilities of management and the independent auditors, respectively. Management also is responsible for compliance with applicable laws, regulations, internal controls and procedures, and with the Company’s disclosure controls and procedures, internal operating and compliance policies, and codes of conduct and ethics.

I. Composition

In accordance with Article III of the Bylaws of the Company, the Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an Audit Committee. The Committee shall consist of four (4) or more Directors. The Committee shall be composed entirely of independent, non-employee Directors of the Company, in accordance with applicable rules and regulations. Each member of the Committee shall be financially literate, as defined by applicable rule or regulation and by the Board of Directors, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Additionally, the Board will ensure that at least one member of the Committee will have accounting or related financial management expertise and will qualify as a financial expert as defined by the Securities and Exchange Commission.

If a Committee member simultaneously serves on the audit committees of more than three companies subject to the periodic reporting requirements of the Securities Exchange Act of 1934, then the Board must make a determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

The members of the Committee shall serve at the pleasure of the Board of Directors or until their successors shall be duly designated. Vacancies in the Committee shall be filled by the Board of Directors.

II. Responsibilities

The Audit Committee, subject to approval by the entire Board of Directors, where appropriate, shall:

1.	Provide an open avenue of communication among the Board of Directors, the internal auditors, and the independent auditor for the Company.

2.	Review with the Chief Auditor of the Internal Audit department (“Chief Auditor”) and the independent auditor the coordination of the internal and independent audit efforts.

3.	Review with management, the independent auditor and the internal auditors, as appropriate, audit policies and procedures and the scope and extent of audits. In consultation with management, the independent auditor, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls.

4.	Retain and terminate the Company’s independent auditor, with sole authority to pre-approve, to the extent required by applicable law, all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor. In accordance with applicable law, the Committee may delegate this authority to one or more designated members of the Committee; provided that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly scheduled meeting. In connection with its consideration of the retention and termination of the Company’s independent auditor, the Audit Committee acknowledges the potential benefits to be obtained from a change in the Company’s independent auditor from time to time and will consider such a change periodically as dictated by circumstances, and in any event not less than every three years. Each year, the Audit Committee shall also recommend that the Board of Directors submit for shareholder ratification the retention of the independent auditor.

5.	Oversee the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for purposes of preparing or issuing an audit report or related work. Such independent auditor shall report directly to the Committee.

6.	Review and concur in the appointment, replacement, reassignment, or dismissal of the Chief Auditor for the Company. Confirm the functional independence of the internal auditors by assuring that the Internal Audit Charter requires the Internal Audit Department to function independently and by inquiring of the Chief Auditor regarding Internal Audit’s functional independence.

7.	Discuss with management, the Chief Auditor and the independent auditor the Company’s policies with respect to risk assessment and risk management. Review and discuss the steps management has taken to identify, monitor, control and report the Company’s major financial risks.

8.

Review with the Chief Corporate Compliance Officer the status of the Company’s compliance program and any compliance-related issues arising within the Company. Review and approve procedures established by management for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review with the Chief Auditor and the Chief Corporate Compliance Officer the results of any evaluation of the effectiveness of the Company’s compliance and ethics program.

9.	Consider and review with management and with the Chief Auditor:

a.	Assessments of risk management processes and internal control system.

b.	Significant findings during the year and management’s responses thereto.

c.	Any difficulties encountered in the course of Internal Audit’s reviews, including any restrictions on the scope of their work or in access to required information.

d.	Any significant changes to the audit plan of Internal Audit.

e.	Any significant issues related to the budget and staffing of Internal Audit.

f.	Any changes to the Charter of Internal Audit.

10.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of such matters by the internal auditors or by the independent auditor.

11.	Report Committee actions to the Board of Directors, at the Board’s next regularly scheduled meeting following such actions, with such recommendations as the Committee may deem appropriate.

12.	Perform such other duties and responsibilities as required by law or as authorized or required by the Bylaws of the Company or by the Board of Directors.

13.	At least quarterly, meet with the Chief Auditor, the Chief Corporate Compliance Officer, the Chief Financial Officer, the independent auditor, and any members of management with whom it would like to meet in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

14.	Meet quarterly with management and the independent auditor, to review and discuss: (i) in the case of the first quarter of each fiscal year, the annual audited financial statements for the prior fiscal year, including footnotes; (ii) in the case of all other quarters, the unaudited quarterly financial results prior to the release of earnings and the quarterly financial statements prior to filing or distribution; including, in each case, a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

15.	Review, at least annually, with financial management and/or the independent auditor the adequacy of internal accounting procedures and controls, including a review of the evaluation of the Company’s internal controls and discuss significant items with management. Review quarterly any deficiencies in the design or operation of internal controls or any material weaknesses in internal controls that are reported to the Committee by financial management, the Chief Auditor or the independent auditor.

16.

Review with management the report by the independent auditor required under §204 of the Sarbanes-Oxley Act of 2002 addressing: (i) critical accounting policies and practices to be used, (ii) alternative treatments of financial information within generally accepted accounting principles and ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor and (iii) other material written communications between the independent auditor and management.

17.	Annually review the qualifications, independence and performance of the independent auditor and present its conclusions to the Board of Directors. As part of such annual review, obtain and review a written report by the independent auditor describing: all relationships between the independent auditor and the Company; the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor; and any steps taken to deal with any such issues. Discuss with the independent auditor all significant relationships it has with the Company that could impair the auditor’s independence. Discuss with the independent auditor any legally required audit partner rotation. Discuss with management the qualifications, independence and performance of the independent auditor, including specifically the lead audit partner.

18.	Review with management and the independent auditor at the completion of the examination of the annual financial statements:

a.	The independent auditor’s audit of the financial statements and their report thereon.

b.	Passed audit adjustments.

c.	Any significant changes required in the independent auditor’s audit plan.

d.	Any serious difficulties or disputes with management encountered during the course of the independent auditor’s audit and management’s response thereto.

e.	Any “management” or “internal control” letter issued by the independent auditor.

f.	Other matters related to the conduct of the independent auditor’s audit which are to be communicated to the Audit Committee under auditing standards generally accepted in the United States of America.

g.	The responsibilities, budget and staffing of the Company’s internal audit function.

19.	Establish and review, at least annually, policies dealing with the Company’s ability to hire current or former employees of the independent auditor.

20.	Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditor, the performance of the internal audit function, or whatever it deems appropriate concerning the activities of the Committee.

21.	Report annually to the shareholders, describing the Audit Committee’s composition and responsibilities, and any other information required by applicable rule or regulation to be communicated.

22.	At least annually, review the Audit Committee’s Charter, evaluate the performance of the Committee, and confirm that all responsibilities outlined in this Charter have been carried out.

The Committee shall meet at least quarterly. During each meeting, the Committee shall have the opportunity to meet in executive sessions with the independent auditor, the Chief Auditor and the Chief Corporate Compliance Officer. The Committee may ask members of management or others to attend its meetings and to provide pertinent information as necessary.

III.    Reporting

The Committee shall keep written minutes of each meeting, which shall set forth the Committee’s actions as required by the Committee Charter, and shall be duly filed in the Company’s records. Reports of meetings of the Committee, including a report of all actions taken, shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Committee.

IV.    Compensation

Director’s fees are the only compensation an Audit Committee member may receive from the Company.

ANNEX C

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO CLARIFY THE LENGTH OF THE INITIAL TERM A NEW BOARD MEMBER MAY SERVE WHEN APPOINTED BY THE BOARD OF DIRECTORS TO FILL A VACANCY CAUSED BY A NEWLY CREATED DIRECTORSHIP

Section 5.02 of the Articles of Amendment and Restatement of AGL Resources Inc. is amended in its entirety to read as follows:

“Section 5.02. Classification of Directors: The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Except as provided in Section 5.04 below, at the first annual meeting of shareholders, the Directors shall be divided into three classes, as nearly equal in size as may be, with the Directors of one class to be elected to hold office for a term expiring at the third annual meeting following the election and until their successors shall have been duly elected and qualified; with the Directors of the second class to be elected to serve for a term expiring at the second annual meeting following the election and until their successors shall have been duly elected and qualified; and the Directors of the third class to be elected to serve for a term expiring at the first annual meeting following the election and until their successors shall have been duly elected and qualified. Thereafter, Directors shall be elected for terms of three years, and until their successors have been duly elected and qualified. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created Directorships resulting from an increase in the number of Directors, shall be filled by a majority vote of the Directors then in office, whether or not a quorum. Directors may be elected by Shareholders only at an annual meeting of Shareholders. Each Director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each Director chosen to fill a newly created Directorship shall hold office until the election and qualification of his or her successor at the next election of Directors by the Shareholders. When the number of Directors is changed, any newly created Directorships or any decrease in Directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.”

C-1

ANNEX D

AGL RESOURCES INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

AGL Resources Inc. (the “Company”) originally established the AGL Resources Inc. Employee Stock Purchase Plan (the “Plan”) effective as of January 1, 2002. The Plan was originally adopted by the Board of Directors of the Company on October 30, 2001 with an initial term of four years, expiring on January 31, 2005. At its meeting on December 1, 2004, the Board of Directors of the Company adopted an amendment to the Plan to extend the term of Plan until January 31, 2015. This restatement of the Plan is effective as of December 1, 2004, contingent upon shareholder approval.

ARTICLE 1

PURPOSE

The purpose of this AGL Resources Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company at a discount from market prices through accumulated payroll deductions, thereby encouraging and increasing employee ownership of the Company’s Common Stock.

It is the intention of the Company that the Plan not be subject to the Employee Retirement Income Security Act of 1974, as amended, and that the Plan not qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, or any successor legislation.

ARTICLE 2

DEFINITIONS

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1	Administrative Committee means the committee appointed by the Board to administer the Plan pursuant to Article 9.

2.2	Board means the Board of Directors of the Company.

2.3	Change of Control means that:

(a)	any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities (unless the event causing the 10% threshold to be crossed is an acquisition of securities directly from the Company); or

(b)	the shareholders of the Company approve any merger or other business combination of the Company, sale of 50% or more of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction owns at least 80% of the voting power, directly or indirectly, of (i) the surviving corporation in any such merger or other business combination; (ii) the purchaser of the Company’s assets; (iii) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (iv) the parent company owning 100% of such surviving corporation; purchaser or both the surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

(c)	within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period will be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a Change of Control or expressed an intent to cause such a Change of Control).

2.4	Common Stock means the $5.00 par value per share common stock of the Company.

2.5	Company means AGL Resources Inc., a Georgia corporation.

2.6	Custodian means EquiServe Trust Company, N.A., whose principal offices are located at 525 Washington Boulevard, Jersey City, New Jersey 07310, and 150 Royall Street, Canton, Massachusetts 02021, or such other person as the Administrative Committee shall designate from time to time to serve as record keeper and custodian under the Plan.

2.7	Determination Date means the last Trading Day of each Offering Period.

2.8	Eligible Employee means any individual who is a regular full-time employee of the Company or any Subsidiary who regularly works 36 or more hours per week, who has reached the age of 21 and completed 30 days of employment.

2.9	Exchange Act means the Securities Exchange Act of 1934, as amended, or any successor legislation.

2.10	Exercise Date means, with respect to an Offering Period, the first Trading Day following the Determination Date of such Offering Period or as soon as practicable thereafter.

2.11

Exercise Price means, with respect to any Offering Period, eighty-five percent (85%) of the value of a share of the Common Stock, which value shall be determined as the weighted average of the Fair Market Value of the Common Stock, over one or more days in the ten- day period beginning on the Exercise Date of the applicable Offering Period, over which the Administrative Committee purchases shares of the Common Stock for issuance pursuant to the exercise of options under the Plan. The

Administrative Committee’s determination of the Exercise Price in accordance with the foregoing shall be final and binding. Notwithstanding the foregoing, in no case shall the Exercise Price for an Offering Period be less than eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Exercise Date.

2.12	Fair Market Value means, as of any date, the actual purchase price paid for the Common Stock on such date. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrative Committee.

2.13	Former Participant means a Participant whose participation in the Plan has terminated pursuant to the terms of Article 8, and who has not recommenced participation in the Plan.

2.14	Grant Date means the first Trading Day of each Offering Period.

2.15	Offering Period means the four quarterly offerings of the Common Stock each calendar year, as follows:

(a)	the first offering being during the period commencing on February 1 and ending on April 30 of such year;

(b)	the second offering being during the period commencing on May 1 and ending on the July 31 of such year;

(c)	the third offering being during the period commencing on August 1 and ending on the October 31 of such year; and

(d)	the fourth offering being during the period commencing on November 1 of such year and ending on January 31 of the next calendar year.

2.16	Participant means an Eligible Employee who elects to participate in the Plan pursuant to Section 3.2.

2.17	Plan means this AGL Resources Inc. Employee Stock Purchase Plan.

2.18	Plan Account means an account for the benefit of a Participant comprised of two subaccounts. The first subaccount shall be maintained by the Company for the purpose of recording and crediting payroll deductions on behalf of such Participant, and the second subaccount shall be maintained by the Custodian for the purpose of recording and crediting the shares of Common Stock purchased for such Participant.

2.19	Reserves has the meaning given that term in Section 13.1.

2.20	Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

2.21	Subsidiary means any corporation (or other form of business association that is treated as a corporation for tax purposes), domestic or foreign, of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company. All Subsidiaries of the Company are designated by the Administrative Committee as eligible to participate in the Plan except those listed on Exhibit A hereto, which may be amended by the Administrative Committee from time to time.

2.22	Trading Day means any day on which the New York Stock Exchange (or any other established stock exchange or national market system the Administrative Committee deems appropriate) is open for trading.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. All Eligible Employees are eligible to participate in the Plan.

3.2 Enrollment Procedures. An Eligible Employee may elect to participate in the Plan by complying with the Company’s procedures for enrolling in the Plan as established and in effect from time to time, which may include, but are not limited to, completing and filing with the Company or the Custodian an enrollment form authorizing payroll deductions from such employee’s compensation or responding to enrollment procedures set forth in an automated voice response system or Internet site maintained by the Custodian. Enrollment for any Offering Period shall be completed no later than the twenty-fifth (25th) day of the calendar month immediately preceding the Grant Date of such Offering Period.

3.3 Director Participation. Members of the Board who are Eligible Employees may participate in the Plan; provided, however, that (i) any such member of the Board may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan, and (ii) no such member of the Board may be a member of the Administrative Committee.

ARTICLE 4

STOCK SUBJECT TO THE PLAN

Six Hundred Thousand (600,000) shares of Common Stock shall be available for purchase under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Article 13. Shares of Common Stock subject to options and any other provision of the Plan will consist of shares of Common Stock purchased in the open market. The Board may make available additional shares of Common Stock for purchase under the Plan from time to time. If on a given Exercise Date the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available for purchase, the Company or the Custodian shall make a pro rata allocation of the remaining shares available for purchase in as uniform a manner as shall be practicable and equitable, and the Company shall refund to Participants any accumulated payroll deductions held by the Company on their behalf not used to purchase shares of Common Stock.

ARTICLE 5

PAYROLL DEDUCTIONS

5.1 Elections. At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made for each pay period during the Offering Period. Payroll deductions shall be made in one-dollar ($1.00) increments and in a minimum amount of twenty-five dollars ($25.00) and a maximum amount of nine hundred sixty dollars ($960.00) per pay period. A Participant may make a separate payroll deduction election in one-dollar ($1.00) increments and in a minimum amount of twenty-five dollars ($25.00) with respect to such Participant’s compensation under the Company’s Annual Team Performance Incentive Plan (or a successor to such plan) or under any annual bonus or incentive compensation plan maintained by a Subsidiary. Payroll deductions shall be on an after-tax basis and shall be subject to the following conditions:

(a)	The aggregate payroll deductions for any Participant for all Offering Periods during any calendar year, including any deductions with respect to any annual incentive compensation plan, shall not exceed the sum of twenty-five thousand dollars ($25,000);

(b)	The total amount of payroll deductions during any pay period shall not exceed the total amount of a Participant’s pay for such pay period, net of any other applicable deductions; and

(c)	If a Participant has authorized payroll deductions in an amount equal to or greater than the minimum amount and, due to extraordinary circumstances occurring during any one pay period (e.g., temporary reduction in number of hours worked, change in status of employment to short-term disability, etc.), such Participant’s net pay for such period is insufficient to permit deductions in the authorized amount, such Participant’s total net pay for such pay period shall be deducted and held in accordance with the provisions of Section 5.2.

5.2 Crediting of Contributions. Each Participant’s payroll deductions will be held by the Company in accordance with the provisions of Article 12 pending application to the purchase of shares of Common Stock and crediting of same to such Participant’s Plan Account. A Participant may not make payments or contributions to purchase shares of Common Stock in addition to amounts contributed through payroll deductions. Except for shares of Common Stock credited to a Participant’s Plan Account upon purchase hereunder, a Participant may not transfer or deposit shares of Common Stock to such Participant’s Plan Account. No interest shall be paid on any amounts held by the Company from time to time pending application to the purchase of shares of Common Stock on behalf of a Participant.

5.3 Election Changes. Subject to the provisions of Article 8, a Participant may change the amount of payroll deductions by complying with the Company’s procedures for effecting such changes as established and in effect from time to time, which may include, but are not limited to, completing and filing with the Company or the Custodian a change form authorizing a change in the amount of payroll deductions from such employee’s compensation or responding to payroll deduction change procedures set forth in an automated voice response system or Internet site maintained by the Custodian. Any such change must be received no later than the twenty-fifth (25th) day of the calendar month immediately preceding the next applicable Grant Date and shall become effective for the Offering Period during which such Grant Date occurs.

5.4 Continuation of Elections. So long as a Participant remains an Eligible Employee, payroll deductions will continue in effect from Offering Period to Offering Period unless the Participant elects a different rate of payroll deductions in accordance with the provisions of Section 5.3 or terminates participation in the Plan in accordance with the provisions of Article 8.

ARTICLE 6

OPTION AND PURCHASE OF COMMON STOCK

6.1 Option to Purchase Shares. Subject to the provisions of Section 6.2, on each Grant Date of each Offering Period, each Participant shall be deemed to have been granted an option to purchase on the following Exercise Date a number of whole and fractional shares (computed to three (3) decimal places) of Common Stock equal to the quotient of (i) the balance of funds held by the Company on behalf of such Participant pending application to the purchase of shares of Common Stock as of such Exercise Date, divided by (ii) the Exercise Price.

6.2 Limit for Certain Participants. No Participant shall be granted an option to purchase shares of Common Stock on any Grant Date if such Participant, immediately after the option is granted, owns stock constituting five percent (5%) or more of the Company’s outstanding Common Stock or five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section 6.2, the rules of Section 424(d) of the Internal Revenue Code of 1986, as amended (relating to attribution of stock ownership), shall apply in determining the stock ownership of the Participant, and stock that the Participant may purchase under outstanding options shall be treated as stock owned by such Participant.

6.3 Exercise of Options. Unless a Participant terminates participation in the Plan in accordance with the provisions of Article 8, such Participant’s option to purchase shares of Common Stock during an Offering Period will be exercised automatically on the Exercise Date, and the maximum number of full and/or fractional shares (computed to three (3) decimal places) of Common Stock shall be purchased for such Participant at the applicable Exercise Price and credited to such Participant’s Plan Account. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by the Participant.

6.4 Account Statement. As soon as practicable after each Exercise Date, the Company shall deliver or shall cause the Custodian to deliver a statement to the Participant regarding such Participant’s Plan Account, which may include, among other things and to the extent necessary and appropriate: (i) the name and address of the Company and the Participant; (ii) the amount of payroll deductions withheld by the Company on behalf of such Participant; (iii) the Exercise Price and Fair Market Value for the Offering Period corresponding to such Exercise Date; (iv) the date of purchase; (v) the number of full and fractional shares of Common Stock purchased; (vi) the balance of shares of Common Stock in the Participant’s Plan Account; and (vii) current and year-to-date dividend reinvestment information.

ARTICLE 7

RIGHTS AS A SHAREHOLDER

7.1 Crediting and Issuance of Shares. As promptly as practicable after each Exercise Date, a Participant shall be treated as the beneficial owner of the shares of Common Stock purchased for such Participant pursuant to the Plan, and such shares shall be credited to the Plan Account maintained for the benefit of the Participant by the Custodian. A Participant may request that a stock certificate for all or a portion of the whole shares of Common Stock credited to the Participant’s Plan Account be issued. A cash payment shall be made for any fraction of a share of Common Stock in the Plan Account, if necessary to close the Plan Account.

7.2 Ownership of Shares. A Participant shall have all ownership rights with respect to the number of shares of Common Stock credited to the Plan Account, including the right to vote such shares of Common Stock and to receive dividends or other distributions, if any. Any dividends or distributions that may be declared on such shares by the Board will be reinvested (without any discount) by the Custodian in additional shares of Common Stock for the Participant on or promptly following such dividend payment date or distribution date pursuant to the terms of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan (“Resources Direct”). All such shares purchased through reinvestment of dividends or distributions will be credited to the Participant’s Plan Account.

7.3 Sale of Shares. In the event that a Participant elects to sell any shares of Common Stock purchased under the Plan or transfer any such shares to a general brokerage account maintained for the benefit of such Participant, the Participant shall be responsible for the payment of any applicable brokerage fees and associated costs related to such sale or transfer. Within ten (10) business days after receipt of instructions from a Participant, the Custodian will sell at open market through an independent brokerage organization all or any portion of the shares held in the Participant’s Plan Account, but none of the Company, the Board, nor the Administrative Committee shall be liable for any delay in the execution of such request. Each Participant shall bear the risk of stock price fluctuations between the time such Participant places an order to sell and the time the shares of Common Stock are actually sold. As soon after the sale as is practicable, the Custodian will mail (by U.S. first class mail)

to the Participant a check representing the proceeds from the sale of the shares, net of brokerage fees and transfer taxes incurred in connection with effecting such sale. The brokerage fees generally are negotiated for each sale and vary upon the number of shares sold.

ARTICLE 8

TERMINATION OF CONTRIBUTIONS OR PARTICIPATION

8.1 Revocation by Participant. A Participant may, at any time and for any reason, voluntarily revoke his or her contributions into the Plan by complying with the Company’s procedures for revoking a payroll deduction election as established and in effect from time to time, which may include, but are not limited to, delivering written notification of revocation to the Company or the Custodian or responding to revocation procedures set forth in an automated voice response system or Internet site maintained by the Custodian. Any such revocation will become effective, and payroll deductions will cease to be made on behalf of such Participant, as soon as practicable following receipt by the Company of notice of revocation. All payroll deductions previously accumulated and held by the Company on behalf of such Participant pending application to purchase shares of Common Stock shall be used to purchase shares of Common Stock on the Exercise Date corresponding to the Offering Period during which such revocation occurs, and the purchased shares shall be allocated to the Participant’s Plan Account. A Participant’s revocation of his election to contribute into the Plan will not have any effect upon the Participant’s eligibility to participate in the Plan during any succeeding Offering Periods commencing after termination of the Offering Period during which the Participant so elects to revoke or in any similar plan which may hereafter be adopted by the Company.

8.2 Change in Employment Status. A Participant’s contributions in the Plan will be terminated upon a change in the employment status of a Participant that results in the Participant no longer being an Eligible Employee. In such event, authorized payroll deductions shall cease as of the date of such change of status, and all payroll deductions previously accumulated and held by the Company on behalf of such Participant pending application to purchase shares of Common Stock shall be used to purchase shares of Common Stock on the Exercise Date corresponding to the Offering Period during which such change of status occurs, and the purchased shares shall be allocated to the Participant’s Plan Account.

8.3 Termination of Employment. In the event of a Participant’s termination of employment (for any reason, including death and disability), authorized payroll deductions shall cease as of the date of such termination, and all payroll deductions previously accumulated and held by the Company on behalf of such Participant pending application to purchase shares of Common Stock shall be refunded to the Participant, without interest, as soon as practicable following such termination; however, if such termination occurs without sufficient time to process same prior to the Exercise Date corresponding to the Offering Period during which such termination occurs (generally the twenty-fifth (25th) day of the calendar month immediately preceding the month in which such Exercise Date occurs), all such accumulated payroll deductions will be applied to purchase shares of Common Stock on the Exercise Date corresponding to the Offering Period during which such termination occurs; provided, however, that the Administrative Committee may determine, in the exercise of its sole discretion and on a case-by-case basis, to refund any such accumulated payroll deductions if necessary to avoid financial hardship on the part of such Participant.

8.4 Plan Accounts of Former Participants. The shares of Common Stock credited to a Former Participant’s Plan Account shall remain therein or be withdrawn therefrom as follows:

(a)	If such Former Participant’s contributions into the Plan are terminated due to revocation under Section 8.1 or due to the change in employment status under Section 8.2, then all shares of Common Stock credited to such Former Participant’s Plan Account shall automatically remain therein, subject to the provisions of Article 7 and Section 15.2; and

(b)	If such Former Participant’s participation in the Plan is terminated due to a termination of employment under Section 8.3, all shares of Common Stock credited to such Former Participant’s Plan Account shall automatically be transferred to a shareholder account maintained by the Company’s transfer agent for the benefit of the Former Participant. The Company will not be responsible for the payment of any fees related to the maintenance of such Former Participant’s individual shareholder account with the transfer agent.

ARTICLE 9

ADMINISTRATION

9.1 Administration by Administrative Committee.

(a)	The Plan shall be administered and interpreted by the Administrative Committee. Subject to the express provisions of the Plan, the Administrative Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

(b)	Neither the Administrative Committee nor the Company will be liable for any act performed in good faith or as required by applicable securities law or for any omission to act made in good faith, including without limitation, any claim of liability arising out of failure to terminate a Participant’s Plan Account upon the Participant’s death prior to the receipt of notice in writing of such death.

9.2 Appointment of Administrative Committee. The Board shall appoint the Administrative Committee to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Administrative Committee and shall fill all vacancies thereon. The Administrative Committee shall at all times be composed of at least one member.

9.3 Delegation by Administrative Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Administrative Committee may delegate all or some of its responsibilities and powers to any one or more of its members. In addition, the Administrative Committee may delegate all or some of its responsibilities and powers to any person or persons it selects. The Administrative Committee may revoke any such delegation at any time.

9.4 Rule 16b-3 Limitation. Notwithstanding any provisions of the Plan to the contrary, in the event that Rule 16b-3 provides specific requirements for administrators of plans such as the Plan, the Plan shall only be administered by such body and in such manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not a “Non-Employee Director” or to the Administrative Committee or any other committee of the Board that is not composed of “Non-Employee Directors”, as such term is defined in Rule 16b-3. Persons who are “affiliates” of the Company (as defined under the Exchange Act) may not acquire or dispose of any shares of Company Stock without prior notification to the Company.

ARTICLE 10

TRANSFERABILITY

Neither payroll deductions withheld by the Company on behalf of a Participant pending application to the purchase of shares of Common Stock nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by such Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be of no force and effect.

ARTICLE 11

APPLICATION OF FUNDS

All payroll deductions of a Participant withheld by the Company under the Plan may be commingled with the general funds and assets of the Company and used by the Company for any corporate purpose, and the Company shall not be obligated to segregate any such payroll deductions.

ARTICLE 12

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

12.1 The number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock that have been made available for purchase under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, reorganization, recapitalization, rights offering or any other similar event. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

12.2 In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Determination Date (the “New Determination Date”) and a new Exercise Date (the “New Exercise Date”) and shall terminate prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Administrative Committee in its sole discretion. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrative Committee shall notify each Participant in writing, at least ten (10) Trading Days prior to the New Exercise Date, (i) that the Determination Date and the Exercise Date for the Participant’s option have been changed to the New Determination Date and the New Exercise Date, respectively, and (ii) that the Participant’s option shall be exercised automatically on the New Exercise Date unless the Participant has terminated participation in the Plan prior to such date and accumulated payroll deductions withheld by the Company on behalf of such Participant have been returned to such Participant in accordance with the provisions of Article 8.

12.3 In the event of a Change of Control of the Company, the Administrative Committee may take such action as it deems necessary including, without limitation, (i) providing that each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii)

setting a New Exercise Date and a New Determination Date for the Offering Period then in progress, terminating such Offering Period on such New Exercise Date and terminating the Plan on or at any time after such New Exercise Date, or (iii) making provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, in the event of such consolidation or merger. In the event the Administrative Committee elects to set a New Exercise Date and a New Determination Date in accordance with clause (ii) of the preceding sentence, the New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrative Committee shall notify each Participant in writing, at least ten (10) Trading Days prior to the New Exercise Date, (i) that the Determination Date and the Exercise Date for the Participant’s option have been changed to the New Determination Date and the New Exercise Date, respectively, and (ii) that the Participant’s option shall be exercised automatically on the New Exercise Date unless the Participant has terminated participation in the Plan prior to such date and accumulated payroll deductions withheld by the Company on behalf of such Participant have been returned to such Participant in accordance with the provisions of Article 8.

ARTICLE 13

AMENDMENT OR TERMINATION

The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Article 13, no such termination or amendment shall affect options previously granted or adversely affect the rights of any Participant with respect thereto. Without regard to whether any Participant’s rights may be considered to have been “adversely affected”, the Board may amend the Plan prospectively, among other things, to change the Offering Period, the Grant Date or the Exercise Date, to increase the Exercise Price or limit the frequency and/or number of changes in the amount of payroll deductions withheld during an Offering Period, to change the provisions regarding liability of the Company for payment of any costs, expenses or fees incurred in connection with the administration and maintenance of the Plan, to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participant properly correspond with payroll deductions withheld from such Participant’s compensation, and to establish such other limitations or procedures as the Board determines in its sole discretion to be necessary or advisable and which are consistent with the Plan. In addition, to the extent necessary to comply with any tax or securities law or regulation, the Company shall obtain shareholder approval in such manner and to such degree as so required.

ARTICLE 14

MISCELLANEOUS

14.1 Effective Date and Term of Plan.

The Plan became effective as of January 1, 2002, and the original term of the plan was to expire on January 31, 2005. Prior to the expiration of the Plan, the Board authorized, subject to approval by the Company’s shareholders, an amendment to the Plan to extend it term until January 31, 2015, which amendment was approved by the Company’s shareholders on April 27, 2005. Accordingly, the Plan shall continue in effect until January 31, 2015, unless earlier terminated in accordance with the provisions of Article 13.

14.2 Costs.

The costs, expenses and fees incurred in connection with the purchase of shares of Common Stock under the Plan, the general administration of the Plan and the maintenance of the Plan Accounts with the Custodian will be paid by the Company. Any brokerage fees and associated costs related to a sale by a Participant of shares of Common Stock or a transfer of shares of Common Stock to an individual registered shareholder account maintained by the Company’s transfer agent or a general brokerage account for the benefit of such Participant, and any other fees and expenses under the Plan shall be paid by such Participant.

14.3 Taxes.

At the time an option to purchase shares of Common Stock is exercised, a Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations which arise upon the exercise of the option. At any time, the Company may withhold from a Participant’s compensation or other amounts payable to such Participant the amount necessary for the Company to meet applicable withholding obligations (regardless of whether such person at the time continues to participate or be eligible to participate in the Plan, and regardless of whether or not such person at the time continues to be employed by the Company or any Subsidiary) the amount necessary for the Company to meet applicable withholding obligations.

14.4 Effect on Employment.

Participation in the Plan will not impose any obligation upon the Company or any Subsidiary to continue the employment of a Participant for any specific period of time and will not affect the right of the Company or any Subsidiary to terminate a Participant’s employment at any time, with or without cause. Any income a Participant may realize as a result of participation in the Plan shall not be considered as a part of such Participant’s compensation for the calculation of any other pay, allowance, pension or other benefit unless otherwise required under other benefit plans provided by the Company or its Subsidiaries or required by law or contractual obligation of the Company or its Subsidiaries.

14.5 Compliance with Law.

(a)	Notwithstanding any other provision of the Plan, options to purchase shares of Common Stock under the Plan shall not be exercisable or exercised, and shares of Common Stock shall not be issued with respect to any such option, unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

(b)	Without limiting the generality of the foregoing, the terms and conditions of all options granted under the Plan to, and the purchase of all shares of Common Stock by, any Participant subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. The Plan and any options thereunder shall be deemed to contain, and the shares issued upon exercise of such options shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to transactions under the Plan.

14.6 Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for receipt thereof. All notices and other communications to any Participant required hereunder shall be made to the address maintained on the Company’s payroll records.

14.7 Governing Law.

The Plan and any rules and relations relating to the Plan will be governed by, and construed in accordance with, the laws of the State of Georgia without giving effect to principles of conflicts of laws, and applicable Federal law. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, or any successor legislation.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by its duly authorized officer, this 1st day of December, 2004.

AGL RESOURCES INC.

By:
Melanie M. Platt Senior Vice President

EXHIBIT A

Excluded Subsidiaries

NONE (All Subsidiaries of the Company are participating as of January 1, 2002)

I-75
I-85
14 St NW
W. Peachtree St.
Peachtree
10 St NW
TEN PEACHTREE PLACE
Piedmont
Spring St.
5 St NW
North Ave.
Atlanta
I-20
I-20
I-75
AGL Resources'
2005 Shareholders Meeting
Ten Peachtree Place
Atlanta, Georgia 30309

From Downtown Atlanta – Traveling north on I-75/I-85 take exit 250,10th-14th Street/ Georgia Tech. At the first traffic light, turn right onto 10th Street and almost immediately turn right onto Spring Street (one way), staying in the far left lane. Turn left onto Peachtree Place and parking will be on your right.

From North Atlanta – Traveling south on I-75 or I-85 take the 10th-14th Street/Techwood Drive exit. At the first traffic light, turn left onto 14th Street, driving over the Interstate. At the next light, turn right onto Spring Street (one way). Proceed south on Spring Street. Immediately past 10th Street, turn left onto Peachtree Place and parking will be on your right.

Public transportation is conveniently available via the Midtown MARTA station, located immediately adjacent to Ten Peachtree Place.

AGL Resources

ADMISSION TICKET

AGL Resources Inc.
2005 Annual Meeting of Shareholders
April 27, 2005 10:00 a.m.
Ten Peachtree Place
Atlanta, Georgia 30309

Revocable Proxy

COMMON STOCK

AGL RESOURCES INC.

Ten Peachtree Place, Atlanta, Georgia 30309

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Paula Rosput Reynolds, Richard T. O’Brien and Paul R. Shlanta, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of the Company, to be held at Ten Peachtree Place, Atlanta, Georgia, on Wednesday, April 27, 2005, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement, and the 2004 Annual Report to Shareholders hereby is acknowledged.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED? IF SO PRINT NEW ADDRESS BELOW:	DO YOU HAVE ANY COMMENTS? IF SO, INCLUDE BELOW:

DETACH CARD

AGL RESOURCES INC.

Ten Peachtree Place

Atlanta, Georgia 30309

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;

2. Vote by Telephone - use the toll-free number and follow the instructions on the back of this page; or

3. Vote by Internet - use the website and follow the instructions on the back of this page.

On behalf of the Board of Directors, we urge you to vote in one of these three ways, as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.

Sincerely,

AGL Resources Inc.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

When properly executed, this proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” the proposals listed on this proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BELOW-LISTED PROPOSALS.

1.	Elect as directors the five nominees listed below:

	(1)	Thomas D. Bell, Jr.			(4)	James A. Rubright
	(2)	Arthur E. Johnson			(5)	Bettina M. Whyte
	(3)	Paula Rosput Reynolds

	☐	FOR ALL NOMINEES	☐ WITHHOLD FROM ALL NOMINEES

	☐	FOR ALL EXCEPT:
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name(s) in the space provided above).

2.	Approval of amendment to AGL Resources Inc.’s articles of incorporation to clarify the length of the initial term a board member may serve when appointed by the board of directors to fill a vacancy caused by a newly created directorship.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approval of the Amended and Restated AGL Resources Inc. Employee Stock Purchase Plan.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2005.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

AGL RESOURCES INC.

COMMON STOCK

Mark box at right if you plan to attend the Annual Meeting.  ☐

Mark box at right if comments or an address change has been noted on the reverse side of this card.  ☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Signature:	Date:	Signature:	Date:

DETACH CARD

AGL RESOURCES INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote by Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/atg

2.	Follow the easy steps outlined on the secured internet site.

OR

Vote by Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Follow the easy recorded instructions.

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

Revocable Proxy

RETIREMENT SAVINGS PLUS PLAN

AGL RESOURCES INC.

Ten Peachtree Place, Atlanta, Georgia 30309

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints AMVESCAP National Trust Company, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the “RSP Plan”), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that have been allocated to the account of the undersigned under the RSP Plan, at the 2005 Annual Meeting of Shareholders of the Company, to be held at Ten Peachtree Place, Atlanta, Georgia, on Wednesday, April 27, 2005, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Under the terms of the RSP Plan, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement, and the 2004 Annual Report to Shareholders hereby is acknowledged.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED? IF SO PRINT NEW ADDRESS BELOW:	DO YOU HAVE ANY COMMENTS? IF SO, INCLUDE BELOW:

DETACH CARD

AGL RESOURCES INC.

Ten Peachtree Place

Atlanta, Georgia 30309

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;

2. Vote by Telephone - use the toll-free number and follow the instructions on the back of this page; or

3. Vote by Internet - use the website and follow the instructions on the back of this page.

On behalf of the Board of Directors, we urge you to vote in one of these three ways, as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.

Sincerely,

AGL Resources Inc.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

When properly executed, this proxy card will be voted as directed. If no proxy card is received or a proxy card is received without instructions for voting, the proxy will vote the RSP Plan shares according to the instructions of the Administrative Committee of the plan “FOR” the proposals listed on this proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BELOW-LISTED PROPOSALS.

1.	Elect as directors the five nominees listed below:

	(1)	Thomas D. Bell, Jr.			(4)	James A. Rubright
	(2)	Arthur E. Johnson			(5)	Bettina M. Whyte
	(3)	Paula Rosput Reynolds

	☐	FOR ALL NOMINEES	☐ WITHHOLD FROM ALL NOMINEES

	☐	FOR ALL EXCEPT:
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name(s) in the space provided above).

2.	Approval of amendment to AGL Resources Inc.’s articles of incorporation to clarify the length of the initial term a board member may serve when appointed by the board of directors to fill a vacancy caused by a newly created directorship.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approval of the Amended and Restated AGL Resources Inc. Employee Stock Purchase Plan.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2005.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

AGL RESOURCES INC.

RSP PLAN

Mark box at right if you plan to attend the Annual Meeting.  ☐

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

If you also own shares otherwise than under the RSP Plan, you may vote such other shares by proxy by following the instructions on the proxy card for such other shares.

Signature:	Date:	Signature:	Date:

DETACH CARD

AGL RESOURCES INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote by Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/atg

2.	Follow the easy steps outlined on the secured internet site.

OR

Vote by Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Follow the easy recorded instructions.

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.